EXHIBIT 10.1
AGREEMENT TO ACQUIRE LEASES AND LEASE PROPERTIES
     This Agreement to Acquire Leases and Lease Properties (the “Agreement”) dated October 3, 2007 (the “Effective Date”) by and between VALUE CITY DEPARTMENT STORES LLC, an Ohio limited liability company and successor by merger to Value City Department Stores, Inc., having an address of 3241 Westerville Road, Columbus, Ohio 43224 (“VCDS”), GB RETAILERS, INC., a Delaware corporation having an address of 3241 Westerville Road, Columbus, Ohio 43224 (“GB” and collectively with VCDS, the “VCDS Tenants”), SCHOTTENSTEIN STORES CORPORATION, an Ohio corporation having an address of 1800 Moler Road, Columbus, Ohio 43207 (“SSC”), TRUSS REALTY CO., an Ohio limited partnership having an address at 1800 Moler Road, Columbus, Ohio 43207 (“Truss”), VALLEY FAIR CORPORATION, a Delaware corporation having an address of 1800 Moler Road, Columbus, Ohio 43207 (“Valley Fair”), EAST MAIN CENTERS-I LLC, an Ohio limited liability company having an address of 1800 Moler Road, Columbus, Ohio 43207 (“EMC”), and INDEPENDENCE LIMITED LIABILITY COMPANY, an Ohio limited liability company having an address of 1800 Moler Road, Columbus, Ohio 43207 (“Independence” and together with SSC, Truss, Valley Fair and EMC, the “SSC Landlords”); RETAIL VENTURES, INC., an Ohio corporation having an address of 3241 Westerville Road, Columbus, Ohio 43224 (“RVI”) [the VCDS Tenants, the SSC Landlords, and RVI, each being a “VCDS Entity,” and collectively, the “VCDS ENTITIES”); and BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, a Delaware corporation having an address of 1830 Route 30, Burlington, New Jersey 08016 (“BURLINGTON”), and the affiliate entities of Burlington set forth in Exhibit A hereto (collectively with BURLINGTON, the “BURLINGTON Entities”). The “Effective Date” of this Agreement is the later of the day that VCDS (or its attorney) and BURLINGTON (or its attorney) receives a fully executed copy of this Agreement.
R E C I T A L S
     A VCDS Tenant is the lessee or sublessee under each of the leases listed on Exhibit B hereto (each a “Lease” and collectively, the “Leases”). The leased premises under each of the Leases is referred to herein as the “Leased Premises.”
     An SSC Landlord is the landlord under each of the Leases listed on Exhibit C hereto (each an “SSC Lease” and collectively, the “SSC Leases”).
     SSC intends to acquire by assignment from the applicable VCDS Tenant each of the Leases listed on Exhibit D hereto (each an “SSC Assigned Lease”), and SSC and BURLINGTON desire, upon such assignment, to enter into a sublease (each an “SSC Sublease”) for a portion of the space leased to SSC under the SSC Assigned Lease.
     BURLINGTON desires to acquire all of the right, title and interests of the VCDS Tenants in and to the Leases set forth in Exhibit E hereto (each an “Assignment Lease” and collectively, the “Assignment Leases”) and the VCDS Tenants desire to transfer, sell, and assign all rights, title, and interest of the VCDS Tenants in and to the Assignment Leases to the applicable BURLINGTON Entity on the terms and conditions contained herein.

     BURLINGTON also desires to enter into new leases with the SSC Landlords (each a “New SSC Lease”) for each of the Leased Premises under the SSC Leases (each an “SSC Premises”) to replace the respective SSC Lease which would be terminated.
     BURLINGTON also desires to enter into a sublease (the “102 Sublease”) with VCDS for the retail portion of the property leased to VCDS under the Lease for Store No. 102 on Westerville Road in Columbus, Ohio (the “102 Lease”).
     RVI is the parent company of VCDS and has an economic incentive to provide the indemnities and to undertake the other obligations on VCI’s part, as more particularly set forth herein.
     NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereby agree as follows:
Terms.
     1. Leasehold Interests Under the VCDS Leases. Subject to the terms and conditions of this Agreement, (i) all or a portion of the right, title and interest of VCDS in and to the Leases shall be assigned, transferred, subleased or otherwise conveyed to the applicable BURLINGTON Entity as set forth on Exhibit A hereto (in each case the “Applicable BURLINGTON Entity”), and the Applicable BURLINGTON Entity agrees to acquire, the right, title, benefit, privilege, and interest as a tenant or subtenant under the Assignment Leases, by one of the following methods:
(a)	Each of the Assignment Leases which is not removed from the list of Assignment Leases as a result of the inability to obtain the Required Amendments as set forth in Section 3(a) or the Landlords’ Consents, if required, as set forth in Section 3(c), or if designated a Removed Lease by VCDS, SSC or BURLINGTON under Section 3(d), shall be assigned by the respective VCDS Tenant to and assumed by the Applicable BURLINGTON Entity and shall remain in effect subject to such amendments as BURLINGTON may negotiate with the respective landlord (each an “Assignment Transaction” and collectively, the “Assignment Transactions”).

(b)	Each of the SSC Leases shall be assigned by the respective VCDS Tenant to the Applicable BURLINGTON Entity and shall then be terminated and replaced by a New SSC Lease between the respective SSC Landlord and the Applicable BURLINGTON Entity in substantially the form attached hereto as Exhibit F (the “New SSC Lease Form”) with the blanks completed with the lease specific terms set forth in Exhibit G for the applicable SSC Lease, and such other terms as SSC and BURLINGTON may agree (each a “SSC Lease Transaction” and collectively, the “SSC Lease Transactions”). Each SSC Landlord respectively agrees that no BURLINGTON Entity shall have any liability at all to any person or entity whatsoever arising out of accepting assignment of an SSC Lease, other than the specific SSC Lease or SSC Leases assigned to and assumed by that BURLINGTON Entity and the liability of BURLINGTON under any guaranties of any SSC Leases, the SSC Subleases, and the 102 Sublease, and that no BURLINGTON Entity other than BURLINGTON shall be a guarantor of the obligations of any other BURLINGTON Entity.

(c)	Each of the SSC Assigned Leases, as to which SSC can obtain the consents of the landlord to assignment and assumption of such Lease by SSC and sublease a portion of the Leased Premises to the Applicable BURLINGTON Entity upon terms acceptable to SSC, unless removed by SSC under Section 3(d), shall be assigned by the respective VCDS Tenant to and assumed by SSC and shall remain in effect subject to such amendments as SSC may negotiate with the respective landlord, and SSC and the applicable BURLINGTON Entity shall then enter into an SSC Sublease for all space within the Leased Premises not currently subleased to American Signature, Inc. or an affiliate thereof (the “Subleased Space”) in substantially the form attached hereto as Exhibit H with the blanks completed with the sublease specific terms set forth in Exhibit I for the applicable SSC Sublease (each an “SSC Sublease Transaction” and collectively, the “SSC Sublease Transactions”).

(d)	With respect to VCDS Store No. 102, VCDS and the Applicable BURLINGTON Entity shall enter into the 102 Sublease in substantially the form attached hereto as Exhibit J (the “102 Sublease Transaction”).
     Unless provided otherwise in this Agreement, except for the Removed Leases (as defined in Section 3), BURLINGTON shall be required to (i) purchase and accept all of the Assignment Leases, (ii) enter into all of the New SSC Leases, (iii) enter into all of the SSC Subleases, and (iv) enter into the 102 Sublease, and VCDS shall not be obligated to convey its interest in any Assignment Lease, enter into the 102 Sublease, or assign the SSC Assigned Leases to SSC and SSC shall not be obligated to acquire the SSC Assigned Leases and enter into the SSC Sublease or New SSC Lease unless BURLINGTON completes the purchase or sublease, as applicable, of all the Leases except the Removed Leases. Unless the parties agree otherwise, the closings of the Assignment Transactions, the SSC Lease Transactions, the SSC Sublease Transactions, and the 102 Sublease Transaction shall occur simultaneously.
     2. Purchase Price. The purchase price for the sale of the Leases hereunder is Twenty-five Million Dollars ($25,000,000.00) (the “Purchase Price”) and is allocated among the Leases as set forth on Exhibit K hereto (the “Allocated Purchase Prices”). The Purchase Price for the Assignment Leases and Store No. 162 is referred to herein as the “BURLINGTON Purchase Price,” is Sixteen Million Dollars ($16,000,000.00), and shall be paid by BURLINGTON. The Purchase Price for the SSC Leases and the SSC Assigned Leases (except Store No. 162) is referred to herein as the “SSC Purchase Price,” is Nine Million Dollars ($9,000,000.00), and shall be paid by SSC or the respective SSC Landlord, as the case may be.
(a)	The BURLINGTON Purchase Price shall be payable by BURLINGTON as follows:

(i)	By the second (2nd) Business Day after the Effective Date, BURLINGTON shall deliver to Clean Title Agency, Inc., dba Hummel Title Agency with an address of 2715 East Main Street, Bexley, Ohio 43209 (“Escrow Agent”) an amount equal to ten percent (10%) of the Purchase Price by wire transfer of immediately available funds. Such amount and all interest earned thereon is referred to herein as the “Deposit.” The Deposit shall be held by Escrow Agent and disbursed in accordance with the terms of this Agreement and the Escrow Agreement attached hereto as Exhibit L.

(ii)	Within three (3) Business Days of BURLINGTON’s receipt of the GOB Notice from VCDS as set forth in Section 4 hereof, BURLINGTON shall deliver or cause to be delivered, at its sole cost and expense, to VCDS an irrevocable standby letter of credit (the “LOC”) issued by a commercial bank reasonably acceptable to VCDS (the “Issuer”), utilizing a form reasonably acceptable to VCDS, naming VCDS as beneficiary and having a U.S. Dollar face amount equal to 90% of the Purchase Price (including the SSC Purchase Price). The conditions for a draw under the LOC shall be: (a) three Business Days shall have passed from the time VCDS gave BURLINGTON written notice that VCDS will be making a draw against the LOC; and (b) the submission, following such three (3) Business Day period, to the Issuer from VCDS of a statement, under oath subject to perjury, specifying that VCDS is entitled to a draw under the LOC in the amount specified in the draft accompanying such statement. The LOC shall have a term of not less than one (1) year from the date thereof. The LOC shall provide that it is governed by International Standby Practices 1998 (International Chamber of Commerce Publication 590) and any subsequent revision thereof which the Issuer then adheres to. VCDS shall be entitled to draw under the LOC in the event that BURLINGTON fails to pay the unpaid balance of the BURLINGTON Purchase Price to Escrow Agent by the Closing Date in accordance with Section 2(a)(iii) below or fails to deliver the documents required to be delivered pursuant to Sections 6.3 and 6.6 below with respect to the SSC Leases and the SSC Assigned Leases as provided in Section 10.3(b) below; provided, however, that VCDS agrees not to submit any such draw request under the LOC unless and until such event has occurred. The act of drawing on the LOC by VCDS pursuant to this Section 2(a)(ii) shall be in lieu of any other remedies available to VCDS for such failure, shall excuse BURLINGTON from making the payment pursuant to Section 2(a)(iii) below, and as to the Leases for which the SSC Purchase Price is due and shall excuse SSC from making the payment pursuant to Section 2(b) below, and the Closing shall proceed as if the full Purchase Price had been paid by BURLINGTON or SSC, as the case may be, except that the Closing Payment by Escrow Agent shall be reduced by the amount drawn on the LOC. It shall not, however, be treated as an agreement between or among the parties that the conditions precedent to Closing had taken place or that the amount drawn by VCDS was proper, each party to this Agreement reserving the right to assert that Closing was not required to take place at such time or that the amount so drawn was not proper. If BURLINGTON fails to timely provide the LOC to VCDS, at its option VCDS may terminate this Agreement by written notice to BURLINGTON and Escrow Agent, in which case the Escrow Agent shall distribute the entire Deposit to VCDS as liquidated damages.

(iii)	On or before the each Closing Date (the First Closing Date, the Second Closing Date or any Final Closing Date, each as the case may be), BURLINGTON shall pay to Escrow Agent the remaining ninety percent (90%) balance of the BURLINGTON Purchase Price attributable to the Lease(s) actually included in that Closing.

(iv)	At each Closing, if VCDS has not made a draw against the LOC as provided in (b) above, Escrow Agent shall distribute to VCDS the lesser of the Adjusted Purchase Price [as defined in Section 13.11(a)] attributable to the Lease(s) included in that Closing or the funds then held by Escrow Agent (the “Closing Payment”), and if any funds remain, then such remaining funds shall be distributed to BURLINGTON. If VCDS has made a draw against the LOC, then the funds being held by Escrow Agent shall be distributed to BURLINGTON.

(v)	Upon receipt of each Closing Payment, VCDS shall give the LOC’s issuing bank written instructions to reduce the amount of the LOC by the amount of the Closing Payment made at that Closing, and upon the Final Closing for the last of the Leases (or the agreement of the parties that there will be no more Closings), VCDS shall return the LOC to BURLINGTON.

(vi)	The Allocated Purchase Price for VCDS Store No. 189 is on account of the minimum floor area within the Leased Premises being at least Seventy-Five Thousand (75,000) square feet and the maximum floor areas being the entire space let pursuant to the Lease for VCDS Store No. 189. Notwithstanding the foregoing, BURLINGTON agrees to use commercially reasonable efforts to negotiate with the landlord of those Leased Premises with the objective of reducing the floor area of the Leased Premises under that Lease to approximately Seventy-Five Thousand (75,000) square feet, and to get, in connection with such Lease: (a) the landlord’s consent to the assignment of lease from the applicable VCDS Tenant to the applicable BURLINGTON Entity; (b) an acceptable SNDA; and (c) the Required Amendments. If BURLINGTON receives payment from the landlord of VCDS Store No. 189 in return for allowing that landlord to recapture any part of the Leased Premises, the entire amount of such payment shall be paid over by the applicable BURLINGTON Entity to the applicable VCDS Tenant. Such payment shall be made within ten (10) days after the BURLINGTON Entity receives such payment or payments. BURLINGTON shall not be obligated to accept Leased Premises that are not commercially reasonable, for a retail department store, in terms of shape, facilities (including loading facilities), frontage, visibility, utilities or other similar factors. Notwithstanding the foregoing, if the applicable BURLINGTON Entity is unable to negotiate with the landlord for the landlord to recapture all but approximately Seventy-Five Thousand (75,000) square feet of floor area, BURLINGTON may reject assignment of the lease and make the Lease a BURLINGTON Rejection Lease [as defined in Section 3(a)].

(vii)	The Allocated Purchase Price for VCDS Store No. 401 is on account of the minimum floor area within the Leased Premises being at least Eighty Thousand (80,000) square feet and the maximum floor areas being the entire space let pursuant to the Lease for VCDS Store No. 401. Notwithstanding the foregoing, BURLINGTON agrees to use commercially reasonable efforts to negotiate with the landlord of those Leased Premises with the objective of reducing the floor area of the Leased Premises under that Lease to approximately Eighty Thousand (80,000) square feet, and to get, in connection with such Lease: (a) the landlord’s consent to the assignment of lease from the applicable VCDS Tenant to the applicable BURLINGTON Entity; (b) an acceptable SNDA; and (c) the Required Amendments. If BURLINGTON receives payment from the landlord of VCDS Store No. 401 in return for allowing that landlord to recapture any part of the Leased Premises, the entire amount of such payment shall be paid over by the applicable BURLINGTON Entity to the applicable VCDS Tenant. Such payment shall be made within ten (10) days after the BURLINGTON Entity receives such payment or payments. BURLINGTON shall not be obligated to accept Leased Premises that are not commercially reasonable, for a retail department store, in terms of shape, facilities (including loading facilities), frontage, visibility, vertical transportation (if required), multi-floor usability, utilities or other similar factors. Notwithstanding the foregoing, if the applicable BURLINGTON Entity is unable to negotiate with the landlord for the landlord to recapture all but approximately Eighty Thousand (80,000) square feet of floor area, BURLINGTON may reject assignment of the lease and make the Lease a BURLINGTON Rejection Lease.
(b)	The SSC Purchase Price, subject to adjustments as set forth herein, shall be paid by SSC in cash or immediately available funds delivered to Escrow Agent on or before each applicable Closing. Provided, however, if BURLINGTON fails to complete its closing requirements for such Closing, for any Lease for which SSC is to pay the Purchase Price as set forth in Section 6 hereof, SSC shall not be required to pay the SSC Purchase Price for such Lease and VCDS may draw upon the LOC in the same manner as provided herein for the failure of BURLINGTON to pay the balance of the BURLINGTON Purchase Price for an Assignment Lease, it being agreed that SSC would not be entering into the transaction for any SSC Lease or SSC Assigned Lease without a sublease with BURLINGTON.
     3. Inspection.
          (a) Lease Review. BURLINGTON has reviewed the Assignment Leases and identified those provisions of each Assignment Lease which in BURLINGTON’s opinion must be amended or modified in order for BURLINGTON to use the Leased Premises for retail purposes but such requests are limited to: (i) a change in permitted use if most lawful retail uses are not already permitted; (ii) a change in trade name restriction if there is a trade name restriction; (iii) approval of specific alteration plans to the extent such approval is required; (v) approval of specific signage if Landlord’s consent is required for such signage; (vi) such changes as are required to permit the operation of a typical Burlington Coat Factory store; and (vii) a Subordination, Non-Disturbance and Attornment Agreement (“SNDA”) if the Lease is inferior to an existing mortgage or superior lease and no SNDA is already in existence (the “Required Amendments”). Within forty (40) days after the Effective Date, BURLINGTON shall provide VCDS with a list of the Required Amendments with respect to each Lease and will use commercially reasonable efforts to negotiate the Required Amendments to each Lease with the respective landlords and sub-landlords thereunder (each a “Landlord” and collectively, the “Landlords”) to its reasonable satisfaction with due diligence. BURLINGTON will notify VCDS promptly as to each Assignment Lease as to which it has negotiated the Required Amendments to its satisfaction on or before December 20, 2007 (the “Consent Date”), and shall on the Consent Date notify VCDS of each Assignment Lease as to which it has not negotiated the Required Amendments to its satisfaction and desires not to acquire as a result thereof (each a “BURLINGTON Rejection Lease”) or for which BURLINGTON will invoke the provisions of the second paragraph of Section 5 to extend the Consent Date for such Assignment Lease.
          SSC and BURLINGTON have reviewed the SSC Assigned Leases and identified those provisions of each SSC Assigned Lease which in their respective opinions must be amended or modified for SSC to assume the Lease and sublease the Subleased Space to BURLINGTON. BURLINGTON has further reviewed the 102 Lease and identified the provisions thereof which in its opinion must be amended or modified for BURLINGTON to enter into the 102 Sublease. Such requests shall be subject to the same limitations, time frame and procedures as set forth in the preceding paragraph relative to the Assignment Leases, except that BURLINGTON must notify SSC and VCDS as to any Required Amendments required by BURLINGTON within thirty (30) days of the Effective Date and SSC will notify VCDS of any Required Amendment within forty (40) days of the Effective Date, and if the Required Amendments to an SSC Assigned Lease or the 102 Lease are not obtained by the Consent Date, upon providing of the notice of such fact to VCDS by BURLINGTON or SSC on or before the Consent Date, such Lease shall be deemed a BURLINGTON Rejection Lease. The amendments and modifications identified by SSC and BURLINGTON, respectively as to each SSC Assigned

Lease and the amendments and modifications identified by BURLINGTON as to the 102 Sublease shall be provided to SSC within forty (40) days after the Effective Date.
          (b) Physical Inspection. BURLINGTON has conducted (or has decided not to conduct) a physical inspection of each Leased Premises and accepts the physical condition of each of the Leased Premises, subject to: (i) receipt of the credit against the Purchase Price set forth in Section 9.4 of receipt of such credit by payment from VCDS at Closing; (ii) all warranties and representations expressly given or made by VCDS or SSC, as the case may be, in this Agreement; and (iii) such continuing repair and maintenance obligations on the part of any of the VCDS Tenants or the VCDS Entities expressly provided for in this Agreement; or (iv) the obligations of VCDS or each VCDS Entity, respectively, as landlord or sublandlord under any of the SSC Leases or the 102 Sublease.
          (c) Consents. VCDS shall use commercially reasonable efforts to obtain the consent of each Landlord (a “Consent”) of an Assignment Lease and an SSC Assigned Lease and the 102 Sublease as to which the consent of the Landlord to the assignment of the Lease to BURLINGTON (or in the case of an SSC Assigned Lease, to the assignment of Lease to SSC and sublease to BURLINGTON or in the case of the 102 Lease, the sublease to BURLINGTON) is required (each a “Consent Lease”) on or before the Consent Date and shall notify BURLINGTON of any Consent Leases as to which it has been unable to obtain the Consent on or before the Consent Date (a “No Consent Lease”). Unless VCDS and BURLINGTON (and SSC with respect to an SSC Assigned Lease) agree otherwise in writing by December 31, 2007 or unless BURLINGTON, in writing, by December 31, 2007, invokes the provisions of the second paragraph of Section 5 to extend the December 31, 2007 deadline, each BURLINGTON Rejection Lease and each No Consent Lease (collectively, the “Removed Leases”) shall be removed from the Assignment Leases and the SSC Assigned Leases to be assigned and assumed hereunder, and from the 102 Sublease (if applicable) and the Purchase Price shall be reduced accordingly based on the Allocated Purchase Prices for the Removed Leases.
          (d) Removal by VCDS, SSC or BURLINGTON. Notwithstanding any provision of this Agreement to the contrary, VCDS may elect to remove any Assignment Lease or any SSC Assigned Leases from the Assignment Leases or SSC Assigned Leases to be assigned hereunder, and SSC may remove any SSC Assigned Lease from the SSC Leases to be subleased hereunder under the following circumstances: (i) where, despite the applicable VCDS Tenant’s good faith, commercially reasonable efforts, the Landlord’s Consent for that Lease cannot be obtained; or (ii) at their sole discretion in the case of Store No. 185 and Store No. 188 provided such removal takes place before March 1, 2008, subject to the provisions of this Section 3(d); or (iii) with respect to Store No. 129 in the event SSC determines in its sole discretion that it is not economically practical to do the Landlord’s Work provided such removal takes place before March 1, 2008 [such removal being referred to as a “VCDS Removal”]. Each VCDS Removal shall be evidenced by written notice of such removal by VCDS or SSC, as the case may be, to BURLINGTON prior to Closing or March 1, 2008, whichever occurs earlier with respect to a particular Lease, and such Lease shall be deemed to be a Removed Lease. Provided, however, if any of the Leases for VCDS Store Nos. 129, 162, 164, 188, 189 or 401 (the “Preferred Leases”) become Removed Leases for any reason, BURLINGTON shall have the right to elect to remove any one of the Leases for VCDS Store Nos. 152, 153, 158 and 177 (the “Compensation Leases”) from the Assignment Leases to be assigned hereunder by written notice to VCDS prior to Closing and such Lease shall become a Removed Lease, such that for each Preferred Lease that becomes a Removed Lease BURLINGTON may cause one Compensation Lease to also become a Removed Lease. For each Removed Lease under this Section 3(d), the Purchase Price shall be reduced by the Allocated Purchase Price for the Removed Lease.
          (e) Break Up Fees. As to any of the Removed Leases set forth in Exhibit M hereto, in addition to a reduction in the Purchase Price by the amount of the Allocated Purchase Price for such Lease, VCDS shall pay to BURLINGTON a “Break Up Fee” for such Lease in the amount set forth in Exhibit M hereto.
          (f) Broken Leases. In addition to, and not in derogation of, the provisions of Section 3(d) of this Agreement, if any one or more of the following VCDS Store Nos. are the Leased Premises described in a Removed Lease, the provisions of this paragraph shall apply as to that VCDS Store Nos.: 129, 162, 164, 189 and 401 (each a “Broken Lease”). For each Broken Lease: (a) the Purchase Price shall be reduced by the Allocated Purchase Price for such Removed Lease [but only once if the Removed Lease is also subject to a reduction pursuant to Section 3(d)]; and (b) if any VCDS Entity disposes of that Removed Lease before February 1, 2010 by way of sale, assignment, termination thereof, or any other method of transfer such that the Removed Lease is terminated, or that there is another Tenant (other than the VCDS Entity-tenant) under the Removed Lease, or that more than half of the floor area of the Leased Premises is sublet to a subtenant (each, a “Later Disposition”), or by way of any combination thereof, and any VCDS Entity receives money or property or any other compensation in connection with the Later Disposition, that VCDS Entity shall pay BURLINGTON for VCDS Store No. 129 an amount equal to $500,000 and for each of VCDS Store Nos. 162, 164, 189 and 401 an amount equal to twenty-five percent (25%) of the money and fair market value of whatever other property may have been received net of any costs incurred by VCDS, such as repairs and tenant improvements, in connection with such Later Disposition, with such payment being made no later than ten (10) days after its receipt by the VCDS Entity.
          VCDS shall use commercially reasonable efforts to obtain and deliver to BURLINGTON and SSC, as applicable, at least five (5) Business Days before Closing: (i) an Estoppel Certificate for each Lease from its Landlord in substantially the form attached hereto as Exhibit N (“Estoppel Certificate”) and containing substantive information consistent with the corresponding Lease as such Lease was furnished to BURLINGTON and SSC before the Effective Date as well as showing that the Lease is in full force and effect without default or impending default on the part of the landlord or tenant thereunder; (ii) the written consent of its Landlord to the assignment of its Lease to BURLINGTON with respect to each Assignment Lease or with respect to the assignment of the Lease to SSC and the sublease to BURLINGTON with respect to the SSC Assigned Leases (if required by its Lease or if BURLINGTON or SSC reasonably determines is required by the Lease); and (iii) an Assignment and Assumption Agreement signed by VCDS (and the Landlord if required by the Lease) as to each Lease except the 102 Sublease. Each of the consents and agreements delivered in connection with this Section 3(c) shall be placed into escrow and held by the Escrow Agent in accordance with the terms and conditions of the Escrow Agreement. If VCDS is unable to furnish a Estoppel Certificate for one or more of the Leases, BURLINGTON and SSC shall accept a certification from VCDS in substitution for a missing Estoppel Certificate, provided VCDS shall indemnify and hold BURLINGTON or the Applicable BURLINGTON Entity and SSC harmless from and against all claims, demands, causes of action, judgments, liabilities, losses, damages, costs or expenses (including without limitation all reasonable attorneys’ fees and out-of-pocket expenses) incurred by BURLINGTON or the Applicable BURLINGTON Entity and SSC and related to or arising out of BURLINGTON or the Applicable BURLINGTON Entity’s and SSC’s reliance on such certification. Such agreement to indemnify and hold BURLINGTON harmless or the Applicable BURLINGTON Entity and SSC shall survive Closing.
          As to any Assignment Lease or SSC Assigned Lease as to which the Landlord consents to the assignment of the Lease, but refuses to release the VCDS Tenant or any guarantor of the Lease (a “Guarantor”) and their respective members, shareholders, directors, officers, successors and assigns from and against any and all claims, demands, causes of action, judgments, liabilities, losses, damages, costs or expenses (including without limitation all reasonable attorneys’ fees and out-of-pocket expenses) which the VCDS Tenant or Guarantor may incur under the Lease by reason of the failure of the Applicable BURLINGTON Entity or SSC, as the case may be, to comply with or perform its duties and obligations under the Lease from and after the Closing Date (the “Post-Closing Assignment Liability”) and as to any Lease as to which the consent of the Landlord to the assignment is not required but the VCDS Tenant or any Guarantor is not released from, Post-Assignment Liability (in each such instance, an “Indemnification Lease”), BURLINGTON and the Applicable BURLINGTON Entity or SSC, as the case may be, agree to indemnify and hold harmless the VCDS Tenant and any Guarantor and their respective members, shareholders, directors, officers, successors and assigns from any Post-Assignment Liability. This agreement shall survive Closing.
     4. GOB Sales. Promptly following the Consent Date, VCDS shall notify BURLINGTON of the date on which it intends to start and end going-out-of-business sales (“GOB Sales”) for each of the Leased Premises other than the Removed Leases (the “GOB Notice”) and shall proceed to conduct such GOB Sales. All GOB Sales and all business with the retail public shall end by such date as is necessary for VCDS to deliver possession of the Leased Premises to the Applicable BURLINGTON Entity on the applicable Possession Date in accordance with the provisions of Section 9.4(a) hereof.
     5. Closing. Following the completion of the GOB Sales or in anticipation thereof, but no later than February 8, 2008 with respect to the Store Nos. listed on Exhibit X and March 25, 2008 with respect to the others, VCDS shall notify BURLINGTON that it is prepared to conduct the Closing and the proposed date for Closing, which shall be no more than five (5) Business Days thereafter (the “Closing Notice”). Upon the delivery of the Closing Notice and subject to the satisfaction or waiver of all the conditions set forth in Section 10 at or before the Closing, the Closing of the purchase and sale of the Leases shall be held on the date set forth in the Closing Notice at the offices of the Escrow Agent or at such other date, time, and location as the parties shall mutually agree upon. No party shall be required to be in attendance at the Closing. Escrow Agent is authorized to accept closing documents in escrow and to release those documents upon the written instructions of each party, respectively, as if that party had personally attended the Closing. The date the Closing actually takes place as to the Store Nos. listed on Exhibit X is called the “First Closing Date.” The date the Closing actually takes place as to the other Store Nos. is called the “Second Closing Date.”

     The parties contemplate that uncontrollable circumstances, such as continuing good faith negotiations with some landlords under the Leases or litigation arising out of disputes with such landlords or third parties with respect to the Leases may preclude conducting a Closing of the transfer of such Leases or the other transactions contemplated by this Agreement with respect to such Leases. In each such case, the assignment of such Lease or the making of a sublease with respect to such Leased Premises shall be deferred to a later date (not to exceed one [1] year from the applicable original Closing Date unless litigation has been commenced by or against Landlord with respect to the withholding of such consent by the Landlord) (in each case, respectively, the “Final Closing Date”) and the parties, in good faith, shall close the transaction as to such Lease or Leased Premises by a date no later than the earlier of the next March 1 or September 1 that is ten (10) business days after the day that the dispute with the Lease’s landlord is resolved (by the delivery of the Landlord’s Consent or Required Amendment or otherwise) or the end of the litigation (with all appeal periods exhausted) in such a way that either BURLINGTON, in its sole discretion, will accept the Lease or the contemplated sublease of the Leased Premises or that the litigation has been resolved in favor of the parties to this Agreement. In the event that the dispute involves the receipt of a Landlord’s Consent or of a Required Amendment, and unless both BURLINGTON and VCDS agree otherwise, no party to this Agreement shall have the right to create a Removed Lease if a good faith dispute with a landlord under such Lease is being negotiated or if litigation has been commenced with respect to such a Lease or either party has given the other notice that it will commence litigation against such recalcitrant landlord to enforce any Lease provision that such party, in good faith, requires the recalcitrant landlord to grant consent to the assignment, sublease or Lease amendment. In the case of each such Lease where Closing did not take place at the First Closing or Second Closing, on that Lease’s Final Closing Date, the Purchase Price attributable to such Lease and the Work Credit attributable to such Lease shall be settled at the Final Closing for that Lease. Pursuant to this paragraph, BURLINGTON may extend the Consent Date for any Assignment Lease that would be covered by the concepts in this paragraph or extend the December 31, 2007 date in Section 3(c) for any Lease that would be covered by the concepts in this paragraph for a period not to exceed one year from the original Closing Date.
     6. Deliveries at Closing.
          6.1 Deliveries by VCDS. At or before each Closing, the VCDS Tenants shall deliver each of the following to the Applicable BURLINGTON Entity with respect to each Assignment Lease other than the Removed Leases, and to SSC with respect to each SSC Lease other than the Removed Leases, applicable to that Closing, unless they are in the possession of the Escrow Agent and are to be delivered in accordance with Section 6.3:
               (i) an original Estoppel Certificate substantially in the form of Exhibit N executed by the Landlord under the Assignment Lease and from all Sublessees of any Sublease, wherein such Estoppel Certificate must: (A) confirm that its Lease with the assigning VCDS Tenant and all amendments thereto, as furnished by that VCDS Tenant to BURLINGTON or SSC, as the case may be, is the true and correct lease (as amended only by those amendments); (B) confirm the termination date of the then current term of that Lease; (C) state that the applicable VCDS Tenant is not in default of any of its obligations under that Lease and that it, the Landlord or Sublessee, as the case may be, is unaware of any uncured breach on the part of that VCDS Tenant that, with the giving of notice or the passage of time, or either, would be a default on the part of that VCDS Tenant; and (D) those other items as BURLINGTON reasonably requests of that Landlord or Sublessee, as the case may be, to certify as true, are in fact, to that Landlord’s knowledge and belief, true.
               (ii) a duplicate copy of each Assignment Lease and SSC Assigned Lease and duplicate copies of its entire lease file or files and all contents thereof, or any other documents it has in its possession specifically with respect to the Assigned Lease, the SSC Assignment Lease, and all subleases (but not documents relating to the operation of any businesses within the Leased Premises);
               (iii) keys and security codes providing access to the Leased Premises; and
               (iv) evidence of the satisfaction of each of the Required Amendments applicable to the Lease.
          6.2 Deliveries by VCDS and BURLINGTON. At the Closing, the VCDS Tenants and the Applicable BURLINGTON Entity shall jointly execute and deliver to each other each of the following documents with respect to each Assignment Lease other than the Removed Leases and the 102 Sublease, unless they are in the possession of the Escrow Agent and are to be delivered in accordance with Section 5.3:
               (i) an Assignment, Assumption and Amendment of Lease Agreement for the Lease, in substantially the form attached hereto as Exhibit O (“Assignment and Assumption Agreement”), which shall have been signed by the Landlord under each Lease if the Landlord’s signature is required by the respective Lease, and if that Landlord requires payment or reimbursement for reviewing and executing such document, VCDS and BURLINGTON shall share such charges equally;
               (ii) a Memorandum of Assignment of Lease in a form reasonably agreeable to BURLINGTON and VCDS for each Assignment Lease;
               (iii) a Sublease with respect to Store No. 102 in substantially the form attached hereto as Exhibit J;
               (iv) a Memorandum of Sublease in a form reasonably agreeable to BURLINGTON and VCDS with respect to Store No. 102.
               (v) an agreed Settlement Statement (as defined below);
               (vi) such other documents as may be reasonably required to effect and consummate the assignment of the Lease;
               (vii) a schedule of rents for all sublessees, including the date(s) through which such rents (including items of additional rent) have been paid; and

               (viii) such financial information and documentary backup as is reasonably required for a tenant or sublandlord to determine common area operating costs, taxes, and similar items for 2007 and 2008; and
               (ix) a Recognition Agreement among the Landlord, VCDS and BURLINGTON in recordable form reasonably acceptable to BURLINGTON with respect to the 102 Sublease.
          6.3 Deliveries by SSC and BURLINGTON. At the Closing, the respective SSC Landlord and the Applicable BURLINGTON Entity shall jointly execute and deliver to each other each of the following documents:
               (i) a new SSC Lease with respect to each SSC Lease;
               (ii) a termination agreement with respect to the existing SSC Lease. A copy of this shall also be delivered to VCDS;
               (iii) a Sublease with respect to each SSC Assigned Lease;
               (iv) a Memorandum of Sublease with respect to each SSC Sublease; and
               (v) a Recognition Agreement among the Landlord, SSC, and the Applicable BURLINGTON Entity with respect to each SSC Sublease; provided, however, if the Landlord is unwilling to execute a recognition agreement, no recognition agreement will be required and SSC shall indemnify and hold the Applicable BURLINGTON Entity harmless with respect to all losses and damages (including, without limitation, reasonable attorneys fees and other legal costs) resulting from the termination of the SSC Assigned Lease as a result of a default by SSC thereunder.
          6.4 Deliveries by VCDS and the VCDS Entities. At the Closing, the respective VCDS Landlord and the respective VCDS Entity shall jointly execute and deliver with respect to each SSC Assigned Lease:
               (i) an Assignment, Assumption and Amendment of Lease Agreement in form reasonably agreeable to VCDS and SSC;
               (ii) a Memorandum of Assignment of Lease in form reasonably agreeable to VCDS and SSC;
               (iii) corporate resolutions or comparable documents where the delivering party is not a corporation (such as a consent of members or trustees), authorizing, adopting or ratifying this Agreement and the transactions contemplated by this Agreement; and
               (iv) such other documents as may be reasonably required to effect and consummate the assignment of the Lease.

          6.5 Deliveries by BURLINGTON. At the Closing, BURLINGTON and each respective BURLINGTON Entity shall execute and deliver with respect to each Assigned Lease, each SSC Lease, each SSC Sublease, and the 102 Sublease, as applicable:
               (i) corporate resolution or comparable document when the delivering party is not a corporation (such as a consent of members or trustees), authorizing, adopting or ratifying this Agreement and the transactions contemplated by this Agreement.
          6.6 Deliveries by RVI. At the Closing, RVI shall execute and deliver to BURLINGTON an Indemnification Agreement in the form attached hereto as Exhibit R (the “RVI Indemnity”) relating to: any loss or damage that BURLINGTON may suffer or incur as a result of: (i) the exercise by the Landlord under any of the Leases listed on Exhibit S hereto of its rights under Section 44 of each such Lease; and (ii) the Lease Package Deficiency Damages. The RVI Indemnity also shall include the agreement by RVI to repurchase or cause an affiliated entity to purchase, the fee interest in the Leased Premises under each of the Leases listed in Exhibit S in the event a Landlord under any such Lease exercises its rights under Section 44 of such Lease to cause VCDS to repurchase such fee interest and it is finally determined by a court of competent jurisdiction, after all applicable appeal periods have expired, that such Landlord has such right and the right has been properly exercised.
     At the Closing, RVI shall deliver to BURLINGTON a corporate resolution authorizing, adopting or ratifying this Agreement and the transactions contemplated by this Agreement
          6.7 Deliveries by the Escrow Agent. At the Closing, the Escrow Agent shall deliver the following:
               (i) the Closing Payment shall be released to VCDS; and
               (ii) the Estoppel Certificates, consents, and Assignment and Assumption Agreements and other closing documents delivered to Escrow Agent by any party hereto shall be delivered to the parties entitled thereto.
     7. Representations and Warranties of the VCDS Entities.
     A. Each VCDS Tenant hereby represents and warrants to BURLINGTON (and, as they relate to the SSC Assigned Leases, to SSC) as of the date hereof, and again at the Closing of the transfer with respect to each Lease, as follows:
          (a) Organization, Good Standing of VCDS. VCDS is a limited liability company validly existing and in good standing pursuant to the laws of the State of Ohio, with all requisite power and authority to own, lease, and operate its properties and to carry on its business as presently conducted.
          (b) Organization, Good Standing of GB. GB is a corporation validly existing and in good standing pursuant to the laws of the State of Delaware, with all requisite power and authority to own, lease, and operate its properties and to carry on its business as presently conducted.

          (c) Authority and Capacity; Authorization of Agreement. The execution and delivery of this Agreement and the performance by each VCDS Tenant of its obligations and agreements hereunder have been duly and validly authorized and approved by all necessary corporate action.
          (d) Execution, Delivery, and Performance; Effect of Agreement. This Agreement has been duly executed and delivered by each VCDS Tenant and constitutes the valid and binding obligation of the VCDS Tenants and is enforceable against each VCDS Tenant in accordance with its terms except as limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement by each VCDS Tenant, the performance by each VCDS Tenant of its obligations pursuant to the terms of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or lapse of time, or both: (a) violate or conflict with any term of the certificate of incorporation, by-laws or other organizational documents of each VCDS Tenant; (b) violate any provision of law, statute, rule, regulation or executive order to which each VCDS Tenant or any of its assets or properties is subject; or (c) violate any judgment, order, writ, injunction, ruling or decree of any court or administrative body applicable to each VCDS Tenant or its assets or properties.
          (e) Leases. Each VCDS Tenant represents with respect to each Lease as to which it is the tenant, except as described in Exhibit P, that:
     (i) It has provided to BURLINGTON copies of all written materials in its Lease files relative to each Lease;
     (ii) It is in sole possession of the Leased Premises and has not further assigned, subleased or licensed the Leased Premises or any part thereof or encumbered said leasehold interest in any manner whatsoever except as set forth in Exhibit B-1 and Exhibit P hereto or elsewhere in this Agreement;
     (iii) Neither it, nor, to its knowledge, the Landlord, is in default under the Lease, and it knows of no breach of the Lease that, with the giving of notice or the passage of time, or either, would be a default on its part or on the part of that Landlord;
     (iv) Neither it, nor to its knowledge, any subtenant, is in default under any sublease and it knows of no breach of any sublease that, with the giving of notice or the passage of time, or either, would be a default on its part or on the part of that sublessee;
     (v) It has not been served with any summons or complaint and to its knowledge there is no litigation pending or threatened in connection with its Lease and Sublease or the Leased Premises;
     (vi) It has not received written notice of any ongoing building or life safety code violations with respect to its Leased Premises; and to its knowledge no governmental authority is threatening to cite it with respect to any ongoing building or life safety code violations with respect to its Leased Premises;
     (vii) No minimum rent due and payable under its Lease remains unpaid through the last day of the month in which the Effective Date falls, no payments of percentage or additional rent due and payable under its Lease remains unpaid, and a security deposit in the amount set forth in Exhibit Q has been deposited with Landlord;
     (viii) It has not received notice of any special assessments against the Leased Premises and it is unaware of any such special assessments;
     (ix) To its knowledge, there are no material violations by it or any sublessee of laws or regulations or agreements existing at or applicable to its Leased Premises that would materially adversely affect use of the Leased Premises either as a retail department store or for the purposes being used on the Effective Date;
     (x) The schedule of sublessee’s rents and the date through each subtenant’s rents have been paid as of the Closing Date is true and complete; and
     (xi) To the extent that each Lease or sublease furnished to BURLINGTON (each a “Lease Package”) is not a true and complete copy of such Lease and all amendments thereto and as a result of the failure of a Lease Package to include any material document relating to the Lease or sublease, BURLINGTON incurs out-of-pocket expenses, including reasonable attorneys’ fees, or suffers any ascertainable monetary loss or damage, including any payment to a landlord reasonably necessary to correct such deficiency (such expenses, losses or damages being referred to as “Lease Package Deficiency Damages”) in excess of Twenty-five Thousand Dollars ($25,000.00) [(the “Threshold Damage Amount”] in the aggregate for all Lease Packages, VCDS and RVI shall each, jointly and severally, indemnify and hold BURLINGTON and the Applicable BURLINGTON Entity harmless from all Lease Package Deficiency Damages in excess of the Threshold Damage Amount.
     B. Each SSC Landlord, respectively, hereby represents and warrants to BURLINGTON as of the date hereof, as follows:
          (a) Organization, Good Standing. It is a limited liability company or corporation or partnership, as the case may be validly existing and in good standing pursuant to the laws of its state of organization, authorized to do business in the state where its subject Leased Premises is located, with all requisite power and authority to own, lease, and operate its properties and to carry on its business as presently conducted.
          (b) Authority and Capacity; Authorization of Agreement. The execution and delivery of this Agreement and the performance by it of its obligations and agreements hereunder have been duly and validly authorized and approved by all necessary entity action.

          (c) Execution, Delivery, and Performance; Effect of Agreement. This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation and is enforceable against it in accordance with its terms except as limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement by it, the performance by it of its obligations pursuant to the terms of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or lapse of time, or both: (a) violate or conflict with any term of its certificate of incorporation, by-laws or its other organizational documents, as the case may be for its form of entity; (b) violate any provision of law, statute, rule, regulation or executive order to which it or any of its assets or properties is subject; or (c) violate any judgment, order, writ, injunction, ruling or decree of any court or administrative body applicable to it or its assets or properties.
          (d) Leases. It represents with respect to each Lease as to which it is the landlord, except as described in Exhibit P, that:
     (i) It has the right and power to lease its Leased Premises to the applicable BURLINGTON Entity, and has not given any other person or entity the right of possession to, or the right to occupy, all or any part of the Leased Premises for any period after the Closing related to that Leased Premises and that no part of the leasehold estate for those Leased Premises will be encumbered in any manner whatsoever except as set forth in Exhibit B-1 and Exhibit P hereto or elsewhere in this Agreement;
     (ii) It has not been served with any summons or complaint and to its knowledge there is no litigation pending or threatened in connection with the Leased Premises;
     (iii) It has not received written notice of any ongoing building or life safety code violations with respect to its Leased Premises; and to its knowledge no governmental authority is threatening to cite it with respect to any ongoing building or life safety code violations with respect to its Leased Premises;
     (iv) It has not received notice of any special assessments against the Leased Premises and it is unaware of any such special assessments; and
     (v) To its knowledge, there are no material violations by it or any sublessee of laws or regulations or agreements existing at or applicable to its Leased Premises that would materially adversely affect use of the Leased Premises either as a retail department store or for the purposes being used on the Effective Date.
          C. RVI hereby represents and warrants to BURLINGTON as of the date hereof, as follows:

          (a) Organization, Good Standing of RVI. It is a corporation validly existing and in good standing pursuant to the laws of the State of Ohio, with all requisite power and authority to own, lease, and operate its properties and to carry on its business as presently conducted.
          (b) Authority and Capacity; Authorization of Agreement. The execution and delivery of this Agreement and the performance by it of its obligations and agreements hereunder have been duly and validly authorized and approved by all necessary corporate action.
          (c) Execution, Delivery, and Performance; Effect of Agreement. This Agreement has been duly executed and delivered by it and constitutes its valid and binding obligation and is enforceable against it in accordance with its terms except as limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery of this Agreement by it, the performance by it of its obligations pursuant to the terms of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or lapse of time, or both: (a) violate or conflict with any term of its certificate of incorporation, by-laws or its other organizational documents, as the case may be for its form of entity; (b) violate any provision of law, statute, rule, regulation or executive order to which it or any of its assets or properties is subject; or (c) violate any judgment, order, writ, injunction, ruling or decree of any court or administrative body applicable to it or its assets or properties.
     8. Representations and Warranties of BURLINGTON. BURLINGTON and each Applicable BURLINGTON Entity hereby represent and warrant to each VCDS Tenant and each SSC Landlord as of the date hereof as follows:
          (a) Organization, Good Standing. BURLINGTON and each Applicable BURLINGTON Entity is an entity validly existing and in good standing pursuant to the laws of the state of its organizational jurisdiction, with all requisite power and authority to own, lease, and operate its properties and to carry on its business as presently conducted.
          (b) Authority and Capacity; Authorization of Agreement. The execution and delivery of this Agreement and the performance by BURLINGTON and each Applicable BURLINGTON Entity of its obligations and agreements hereunder have been duly and validly authorized and approved by all necessary entity action.
          (c) Execution, Delivery and Performance; Effect of Agreement. This Agreement has been duly executed and delivered by BURLINGTON and each Applicable BURLINGTON Entity and constitutes the valid and binding obligation of BURLINGTON and each Applicable BURLINGTON Entity and is enforceable against BURLINGTON and each Applicable BURLINGTON Entity in accordance with its terms except as limited by: (i) applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights; and (ii) general principles of equity that restrict the availability of equitable remedies (regardless of whether enforceability is considered in a proceeding in equity or at law). The execution and delivery by BURLINGTON and each Applicable BURLINGTON Entity of this Agreement, the performance by BURLINGTON and each

Applicable BURLINGTON Entity of its obligations pursuant to the terms of this Agreement, and the consummation of the transactions contemplated hereby, do not and will not, with or without the giving of notice or lapse of time, or both: (a) violate or conflict with any term of the certificate of incorporation, by-laws or other organizational documents of BURLINGTON and each Applicable BURLINGTON Entity; (b) violate any provision of law, statute, rule, regulation or executive order to which BURLINGTON and each Applicable BURLINGTON Entity or any of its assets or property are subject; or (c) violate any judgment, order, writ, injunction, ruling or decree of any court or administrative body applicable to BURLINGTON and each Applicable BURLINGTON Entity or its assets or properties. No consent, authorization or approval from, or registration or filing with, any governmental entity or other third party is required to be obtained or made by or with respect to BURLINGTON and each Applicable BURLINGTON Entity in connection with the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.
     9. Covenants and Agreements.
          9.1 Cooperation. VCDS shall use commercially reasonable efforts to obtain all Estoppel Certificates and signatures to the Assignment and Assumption Agreements required pursuant to the terms of this Agreement. BURLINGTON shall cooperate with VCDS to obtain all Estoppel Certificates, consents and signatures to the Assignment and Assumption Agreement required pursuant to the terms and conditions of this Agreement, including, without limitation, by providing all financial information reasonably requested by a Landlord and, BURLINGTON shall negotiate in good faith for the Required Amendments with respect to the Assignment Leases and the 102 Sublease, and SSC shall similarly cooperate with VCDS to obtain all Estoppel Certificates, consents and signatures to the Assignment and Assumption Agreements required pursuant to the terms of this Agreement with respect to the SSC Assigned Leases. VCDS shall cooperate with BURLINGTON in BURLINGTON’s efforts to obtain the Required Amendments. With respect to each of the SSC Leases, the SSC Subleases and the 102 Sublease, and each Assignment Lease with respect to which the Landlord requires a guaranty of the Applicable BURLINGTON Entity’s obligations under the Lease as a condition of consent to Assignment, BURLINGTON shall execute a Guaranty of the obligations of the Applicable BURLINGTON Entity in such form as the Landlord or sublessor may reasonably request. Neither BURLINGTON nor SSC shall condition its negotiations for the Required Amendments on a Landlord’s agreement to make any Lease amendments other than the Required Amendments. However, nothing contained in this Section 9.1 will require either BURLINGTON, any Applicable BURLINGTON Entity, SSC, or any VCDS Tenant to expend any material sum, make a material financial commitment or grant or agree to any material concession to obtain a Required Amendment, where materiality shall be measured in the aggregate for all of the Assigned Leases covered by this Agreement. Any sum paid or financial commitment pursuant to the preceding sentence shall be made with the mutual agreement, not to be unreasonably withheld, of VCDS and BURLIGNTON and shall be shared equally by VCDS and BURLINGTON.
          9.2 Leases; Insurance. During the period from the Effective Date to the Closing Date, each VCDS Tenant shall: (i) comply in all material respects with the terms and conditions of each Lease; (ii) maintain its Leased Premises in substantially the same or better condition than it is was on June 1, 2007, reasonable wear and tear excepted; (iii) not terminate or modify any terms or provisions of its Lease; and (iv) shall maintain all insurance coverage required to be maintained under the terms of the Lease.
          9.3 Assignment. On the Closing Date, the respective VCDS Tenant shall: (a) assign each Assignment Lease to the Applicable BURLINGTON Entity and assign each SSC Assigned Lease to SSC, and the Applicable BURLINGTON Entity or SSC, as applicable, shall accept such assignment and assume the obligations of the VCDS Tenant under such Lease pursuant to the respective Assignment and Assumption Agreement; and (b) assign all its subleases under the Assignment Leases to the Applicable BURLINGTON Entity and assign all the subleases under the SSC Assigned Leases to SSC, and the Applicable BURLINGTON Entity or SSC, as applicable, shall accept such assignment and assume the obligations of the sublessor under such subleases pursuant to an assignment and assumption agreement in form reasonably acceptable to it and BURLINGTON as to the Assignment Leases and SSC as to the SSC Assigned Leases (“Sublease Assignment”).
          9.4 Possession, Landlord’s Work, Rent Commencement and Rent Credit.
          (a) Possession. Possession of the Leased Premises or Subleased Space, as applicable, shall be delivered to the Applicable BURLINGTON Entity on the date for such Leased Premises set forth on Exhibit T hereto (each a “Possession Date”) free of all tenancies and occupants (other than as listed on Exhibit B-1 hereof) in broom clean condition, with all personal property and trade fixtures removed, and otherwise in substantially the same or better condition than it was on June 1, 2007, reasonable wear and tear excepted. In addition, as to any Lease where VCDS or SSC is obligated to perform any work to prepare the Leased Premises, for occupancy by Tenant, as set forth in Exhibit U hereof (“Landlord’s Work”), the Landlord’s Work shall have been substantially completed by the respective Possession Date. On the applicable Possession Date, the Applicable BURLINGTON Entity shall take possession of each respective Leased Premises or Subleased Space, as applicable, and shall accept each Leased Premises or Subleased Space, as applicable, in such condition or better than it was on June 1, 2007, reasonable wear and tear excepted. In the event the applicable VCDS Tenant fails to deliver possession of any Leased Premises or Subleased Space, as applicable, to BURLINGTON on the applicable Possession Date in the condition provided in this Section 9.4, all personal property within the Leased Premises or Subleased Space, as applicable, except that owned by a sublessee then in possession of a portion of the Leased Premises or Subleased Space, as applicable, shall be deemed abandoned, and the Applicable BURLINGTON Entity may retain, sell or otherwise dispose of the same at its sole discretion, and VCDS shall pay to BURLINGTON an amount equal to the out-of-pocket costs and expenses incurred by the Applicable BURLINGTON Entity in placing the Leased Premises or Subleased Space, as applicable, in the condition required by this Section 9.4 (the “Cure Amount”) within ten (10) days of an invoice therefor to pay BURLINGTON for such costs.
          (b) Landlord’s Work. VCDS shall perform the Landlord’s Work with respect to each Assignment Lease and the 102 Sublease as set forth in Exhibit U prior to the applicable Possession Date at VCDS’ expense, and SSC shall perform the Landlord’s Work with respect to each SSC Sublease set forth on Exhibit U with respect to each SSC Lease and SSC Sublease as set forth in Exhibit U prior to the applicable Possession Date at VCDS’ expense. All Leased Premises shall be delivered in broom clean condition, free of all personal property.
          (c) Work Credit. VCDS shall pay to BURLINGTON in the form of a credit on the Purchase Price at Closing an amount equal to the Work Credit amount for such Lease on Exhibit V hereto, and BURLINGTON shall make the respective leasehold improvements set forth on Exhibit V at BURLINGTON’s sole expense. Provided, however, in the event for any Closing the work credits applicable to the Leases involved in such Closing exceed the Purchase Price to be paid by BURLINGTON in connection with such Closing, the amount of such excess (the “Carry Over Credit”) shall accrue and be credited upon the Purchase Price to be paid at the next closing at which the Purchase Price to be paid at such Closing exceeds the work credits applicable to such Closing plus the Carry Over Credit, and if any Carry Over Credit would remain unpaid following the last Closing hereunder, VCDS shall pay to BURLINGTON an amount equal to such Carry Over Credit at such last Closing.
          (d) Rent Commencement Date/Rent Credit. It is the intention of the parties that notwithstanding the delivery of possession of each Leased Premises on the applicable Possession Date, BURLINGTON, as to each of the Leased Premises, shall not be obligated to pay rent until August 1, 2008. Provided, however, for any Lease listed on Exhibit Z hereof, for each day after February 15, 2008 through March 15, 2008 that the Closing is not held and possession of the Leased Premises delivered the rent shall be abated for one additional day after August 1, 2008. If the Closing Date for any Lease listed on Exhibit Z is not held on or before February 15, 2008, it shall be held on or before March 15, 2008, and the date on which it is held shall be referred to herein as the “Alternate Closing Date.” Provided further, for any Lease, the Closing of which is not held and possession of the Leased Premises delivered by the First Closing Date, the Second Closing Date or the Alternate Closing Date, as applicable, BURLINGTON shall not be obligated to pay rent until the first September 1 or March 1 that is at least One Hundred Eighty (180) days after the Possession Date for that Leased Premises, unless the applicable BURLINGTON Entity opens for business with the retail public at those Leased Premises, in which case that BURLINGTON Entity’s rent shall commence on that date. In this regard, with respect to the SSC Leases and the SSC Subleases, the Applicable BURLINGTON Entity shall commence paying rent in accordance with the foregoing. The date on which the Applicable BURLINGTON Entity is obligated to begin paying rent under this Section 9.4(d) is referred to herein as the “Rent Commencement Date.” With respect to the Assignment Leases, in lieu of paying rent for such period, at Closing VCDS shall give BURLINGTON a credit on the Purchase Price equal to the rent and estimated additional rent that would be due under the Assignment Leases for the period following the Possession Date through the day before August 1, 2008 or the first September 1 or March 1 that is at least One Hundred Eighty (180) days after the Possession Date for that Leased Premises, whichever is applicable. The additional rent (and rent, where the Leased Premises were open for business with the retail public before such September 1 or March, as the case may be) shall be reconciled subsequent to the Rent Commencement Date as provided in Section 13.11.
          9.5 Access Prior to the Closing Date. Between the Effective Date and the earlier of the Closing Date, BURLINGTON shall have access to each Leased Premises, and SSC shall have access to the Leased Premises under each SSC Assigned Lease, for the purpose of inspecting the same, during regular store business hours (unless written consent is otherwise granted by VCDS) upon reasonable prior notice to VCDS. Any entry by BURLINGTON or SSC shall be made in a way that does not unreasonably interfere with the business activities taking place within the Leased Premises.
     10. Conditions. The obligations of the VCDS Tenant, BURLINGTON and SSC to consummate the transactions contemplated by this Agreement are subject to the following conditions with respect to each Lease:
          10.1 Conditions to BURLINGTON’S Obligations. The obligations of BURLINGTON to effectuate the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:
               (a) The applicable Landlord shall have agreed to consent to the Required Amendments to each applicable Assignment Lease;
               (b) Where such consent is required, the applicable Landlord shall provide written Consent to the assignment of the applicable Assignment Lease by VCDS to BURLINGTON;
               (c) Where the particular Assignment Lease so requires, the applicable Landlord shall have executed and delivered an Assignment and Assumption Agreement with respect to each Lease;
               (d) A completed and fully executed and reasonably satisfactory Estoppel Certificate has been received from each Landlord for each Assignment Lease;
               (e) VCDS shall have delivered the documents required to be delivered pursuant to Section 6.1 and 6.2 of this Agreement;
               (f) SSC shall have delivered the documents required to be delivered pursuant to Section 6.3 of this Agreement;
               (g) RVI shall have delivered the RVI Indemnity;
               (h) All representations and warranties of the VCDS Tenants contained in this Agreement that are qualified by a reference to materiality shall be true and correct and each other representation and warranty of the VCDS Tenants shall be true and correct in all material respects in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in the case of representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified time or date, without any qualification as to materiality); and
               (i) No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this agreement.

               (j) All Assigned Leases are to be unencumbered by leasehold mortgages and no person or entity shall have any security therein.
          10.2 Conditions to VCDS’ Obligations. The obligations of the VCDS Tenants to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following conditions:
               (a) BURLINGTON shall have delivered the documents required to be delivered pursuant to Sections 6.2, 6.3 and 6.5 of this Agreement;
               (b) All representations and warranties of BURLINGTON and the Applicable BURLINGTON Entities contained in this Agreement that are qualified by a reference to materiality shall be true and correct and each other representation and warranty of BURLINGTON and the Applicable BURLINGTON Entities shall be true and correct in all material respects in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in the case of representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified time or date, without any qualification as to materiality);
               (c) The Applicable BURLINGTON Entity shall acquire the rights, title, and interest of VCDS under all of the Assignment Leases except the Removed Leases, and SSC shall acquire the right, title and interest of VCDS under all of the SSC Assigned Leases except the Removed Leases, and BURLINGTON shall have executed the 102 Sublease; and
               (d) No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.
          10.3 Condition to SSC’s Obligations. The Obligations of SSC to effect the Closing are subject to the satisfaction or waiver at or prior to the Closing of the following Conditions:
               (a) VCDS shall have delivered the instruments required to be delivered pursuant to Section 6.4;
               (b) BURLINGTON shall have delivered the documents required to be delivered pursuant to Sections 6.3 and 6.5;
               (c) All representations and warranties of the VCDS Tenants contained in this Agreement that are qualified by a reference to materiality shall be true and correct and each other representation and warranty of the VCDS Tenants shall be true and correct in all material respects in each case as of the date of this Agreement and at and as of the Closing Date as if made on that date (except in the case of representations and warranties that expressly speak as of a specified date or time need only be true and correct as of such specified time or date, without any qualification as to materiality);
               (d) SSC shall acquire the rights, title and interest applicable to VCDS Tenants under all of the SSC Assigned Leases; and

               (e) No injunction, stay or restraining order shall be in effect prohibiting the consummation of the transactions contemplated by this Agreement.
     11. Termination.
          11.1 Termination. This Agreement may be terminated, and the transactions contemplated by this Agreement may be abandoned at any time prior to the Closing by:
               (a) the mutual written agreement of BURLINGTON, VCDS and SSC;
               (b) Any party, if any court of competent jurisdiction or other competent governmental authority shall have issued a statute, rule, regulation, order, decree or injunction or taken any other action permanently restraining, enjoining or otherwise prohibiting all or any portion of the transactions contemplated by this Agreement and such statute, rule, regulation, order, decree or injunction or other action shall have become final and non-appealable;
               (c) VCDS, if BURLINGTON does not agree to acquire the rights, title, and interest of VCDS in all of the Assignment Leases other than the Removed Leases, and SSC does not agree to acquire the right, title and interest of VCDS in all of the SSC Assigned Leases, and BURLINGTON does not agree to execute the 102 Sublease;
               (d) BURLINGTON, in the event: (i) of a material breach of this Agreement by any VCDS Tenant or SSC if the VCDS Tenant or SSC fails to cure such breach within ten (10) Business Days following notification thereof by BURLINGTON; or (ii) the satisfaction of any condition to BURLINGTON’S obligations under this Agreement becomes impossible or impracticable with the use of commercially reasonable efforts if the failure of such condition to be satisfied is not caused by a breach of this Agreement by BURLINGTON or any Applicable BURLINGTON Entity; or
               (e) SSC, but only as to the SSC Leases and the SSC Assigned Leases, if BURLINGTON does not enter into all of the New SSC Leases and all the SSC Subleases.
          11.2 Effect of Termination. If this Agreement is validly terminated pursuant to Section 11.1, this Agreement will forthwith become null and void and have no further effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders, other than the provisions of this Section 11.2, Section 11.3, and Section 13 hereof. Nothing contained in this Section 11.2 shall relieve any party from liability for any breach of this Agreement occurring prior to termination.
          11.3 Remedies for Breach of Agreement.
               (a) In the event this Agreement is terminated by VCDS as a result of the failure of BURLINGTON to timely provide to VCDS the LOC as set forth in Section 2(b), the Deposit shall be paid to VCDS by Escrow Agent as liquidated damages and BURLINGTON shall have no other liability hereunder.

               (b) In the event BURLINGTON fails to pay the Escrow Agent the remaining balance of the BURLINGTON Purchase Price as provided in Section 2(a)(ii) or fails to deliver the documents required to be delivered pursuant to Sections 6.3 and 6.5 with respect to the SSC Leases and the SSC Assigned Leases as provided in Section 10.3(b) by the Closing Date, VCDS may draw upon the LOC as provided in Section 2(b), and the Closing will proceed as if the payment under Section 2(a)(ii) had been made and such default by BURLINGTON shall be deemed waived by VCDS.
               (c) In the event of a default under the Agreement by BURLINGTON, in lieu of the remedies provided in Section 11.3(b) above, VCDS shall be entitled to all remedies to which it may be entitled in equity or at law, including specific performance of the terms hereof, or termination of this Agreement, in which case VCDS shall have the right to receive the entire Deposit as liquidated damages and not as a penalty. Provided, however, if the default by BURLINGTON is the failure of BURLINGTON or the Applicable BURLINGTON Entity to comply with a condition of Closing, in addition to the remedies available to VCDS under Section 11.3(b) above, such default shall not be deemed waived and VCDS shall also be entitled to specific performance of the terms of this Agreement.
               (d) In the event of a default under this Agreement by any VCDS Tenant or SSC, BURLINGTON shall be entitled to all remedies to which it may be entitled in equity or at law, including specific performance of the terms hereof, or termination of this Agreement and return of the Deposit.
     12. Disclaimer. EXCEPT AS PROVIDED HEREIN TO THE CONTRARY AND AS REPRESENTED AND WARRANTED BY VCDS HEREIN, EACH LEASED PREMISES SHALL BE DELIVERED TO THE APPLICABLE BURLINGTON ENTITY ON THE CLOSING DATE, FREE OF DEFAULTS ON THE PART OF THE RESPECTIVE VCDS TENANT, AS IS, WHERE IS, AND WITH ALL FAULTS IN ITS THEN EXISTING PHYSICAL CONDITION AS OF THE CLOSING DATE, WITHOUT WARRANTY BY VCDS AND WITHOUT ANY OBLIGATION ON THE PART OF VCDS TO MAKE ANY REPAIRS, CORRECTIONS OR IMPROVEMENTS TO THE LEASED PREMISES AND BURLINGTON’S USE AND OCCUPANCY OF THE LEASED PREMISES SHALL BE AT BURLINGTON’S OWN RISK.
     13. Miscellaneous.
          13.1 No Broker. VCDS and BURLINGTON each warrant and represent to the other that no financial adviser, broker, agent or finder has been retained by it in connection with this Agreement or any transaction contemplated hereby other than Clifford N. Simon of CNS Real Estate, whose fees shall be paid for by VCDS, nor are they aware that any such party is entitled to any fee or other compensation on account of this Agreement or any transaction contemplated hereby, and VCDS and BURLINGTON agree to indemnify, defend, and hold the others harmless from all losses or claims based on or arising out of any assertion by any such party that it is entitled to any fee or compensation due to an agreement made by such party and the indemnitor in violation of the forgoing. VCDS warrants and represents that all commissions and brokerage fees have been fully paid with respect to each Assigned Lease as to the entire term of such Lease, all yet unexercised renewal rights, and all term extensions, purchases of the

Leased Premises or expansions of the Leased Premises and that no BURLINGTON Entity will be responsible for paying any such commissions or brokerage fees.
          13.2 Notices. Any notice or other communication given by any party hereto to the other relating to this Agreement (“Notice[s]”) shall be: (a) personally delivered or transmitted by facsimile with a hard copy to follow by first class mail; (b) sent by first class, certified mail, return receipt requested; or (c) delivered by a recognized overnight courier service that provides a delivery receipt, addressed to such other party at the respective addresses set forth below:
          If to BURLINGTON or any Applicable BURLINGTON Entity:
Burlington Coat Factory Warehouse Corporation
1830 Route 30
Burlington, New Jersey 08016
Attn: General Counsel
Phone No. (609) 387-7000 Ext. 2022
Fax No. (609) 239-9675
          With a copy to:
Ira Meislik
Meislik & Meislik
66 Park Street
Montclair, New Jersey 07042
Phone No. (973) 783-3000
Fax No. (973) 744-5757
          If to any VCDS Tenant:
Value City Department Stores LLC
3241 Westerville Road
Columbus, Ohio 43224
Attn: General Counsel
Phone No. (614) 478-3424
Fax No. (614) 337-4682
          With a copy to:
Retail Ventures
3241 Westerville Road
Columbus, Ohio 43224
Attn: Chief Financial Officer
Phone No. (614) 478-2300
Fax No. (614) 473-2721
and to:

Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008
Columbus, Ohio 43216-1008
Attn: Stephen R. Buchenroth
Phone No. (614) 464-6366
Fax No. (614) 719-4648
          If to any SSC Landlord:
Schottenstein Stores Corporation
1800 Molder Road
Columbus, Ohio 43207
Attn: Tod H. Friedman
Phone No. (614) 449-4329
Fax No. (614) 443-0972
          With a copy to:
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008
Columbus, OH 43216-1008
Attn: Stephen R. Buchenroth
Phone No. (614) 464-6366
Fax No. (614) 719-4648
     Any such notice or other communication shall be deemed to have been sufficiently given for all purposes hereof the next Business Day after delivery to a recognized overnight carrier who provides a delivery receipt. Notice by fax will be deemed received on the date of transmission, provided it was sent before 4:30 P.M. on a Business Day, otherwise it will be deemed received on the next Business Day. Any Notice sent by fax must be confirmed by the sending of a copy of that Notice no later than the next Business Day by a recognized overnight carrier who provides a delivery receipt.
          13.3 Like-Kind Exchange. At the request of BURLINGTON or VCDS, the other party shall cooperate in connection with any tax free exchange pursuant to Internal Revenue Code Section 1031 desired by the requesting party, provided that: (a) in no event shall the cooperating party incur any cost or expense in connection with such exchange; (b) the cooperating party shall not be required to incur or assume any obligation or liability in connection with such exchange; (c) in no event shall the Closing be delayed; and (d) the requesting party shall indemnify and hold the cooperating party harmless from and against any and all losses, claims, expenses, or actions arising or resulting from the cooperating party’s participation in any such exchange.

          13.4 Section Headings. The headings used in this Agreement have been inserted for convenience only and shall not be considered for the purpose of determining the meaning or legal effect of any of the provisions of this Agreement.
          13.5 Facsimiles. Either party hereto may execute this document by facsimile signature, which facsimile signature shall be deemed to be an original signature; provided however, delivery of an executed counterpart by telecopy shall be as effective as delivery of a manually executed counterpart hereto provided that an original executed counterpart is delivered within two (2) days from delivery of the telecopy counterpart.
          13.6 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
          13.7 Casualty and Condemnation. If, prior to the Closing Date applicable to a Lease, any Leased Premises is destroyed or damaged to such an extent that the Lease is not and may not be terminated as the result thereof, the parties shall close with respect to such Lease and all proceeds of insurance or condemnation awards payable to the VCDS Tenant for loss of items of or interests in the real property (including the leasehold interest) by reason of such damage or condemnation shall be paid or assigned to the Applicable BURLINGTON Entity with respect to the Assignment Leases and SSC with respect to the SSC Assigned Leases, together with an assignment of that VCDS’s Tenant’s rights to such proceeds together with payment from VCDS in the amount of any applicable insurance deductible or self-insured retention.
          13.8 Assignments. Except as otherwise provided herein, this Agreement may not be assigned by any party without the consent of the others. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.
          13.9 Entire Agreement. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes any and all written or oral agreements with respect hereto. This Agreement may be amended or modified only by an instrument signed by all of the parties hereto. This Agreement shall be construed in accordance with the laws of the State of Ohio as if it had been negotiated and executed in, and was to be wholly performed in Ohio.
          13.10 Severability. If any clause or provision of this Agreement is deemed by a court of law illegal, invalid, or unenforceable under any present or future law, the remainder of this Agreement shall not be affected thereby. It is the intention of the parties that if any such provision is held to be illegal, invalid, or unenforceable, there shall be added in lieu thereof a provision as similar in terms to such provision as is possible and still be legal, valid and enforceable.
          13.11 Prorations.
               (a) All normal and customarily proratable items, including without limitation, rent, real estate and personal property taxes and assessments, (except utility bills as hereinafter provided), operating expense payments, percentage rent payments and all other charges payable by the VCDS Tenants under the Leases shall be prorated as to each Lease as of the applicable Rent Commencement Date, with the VCDS Tenant being charged and credited for all of the same relating to the period up to (but not including) the applicable Rent Commencement Date and the Applicable BURLINGTON Entity or SSC, as applicable, being charged and credited for all of the same relating to the period on and after the applicable Rent Commencement Date. The Purchase Price to be paid by BURLINGTON after adjustment for the items below with respect to the Assigned Leases shall be called the “Adjusted Purchase Price.” With respect to the SSC Assigned Leases, the net adjustments set for the items set forth in this Section 13.11 shall be paid by SSC to VCDS or by VCDS to SSC, as applicable, at the Closing. In that respect, with respect to the SSC Assigned Leases, whenever the term “BURLINGTON” is used in paragraphs (b) through (f) and paragraph (i) of this Section 13.11, it shall be deemed to mean SSC.
               (b) Percentage Rent. In the event that the gross sales (on an average daily basis) of VCDS for the lease year in which the Closing Date occurs exceed the threshold sales amount (on an average daily basis) for percentage rent under such Lease (the “Percentage Rent Threshold”), VCDS and BURLINGTON agree that VCDS shall be liable for an amount of the percentage rent due for that lease year equal to a fraction, the numerator of which is the amount of VCDS’ gross sales used for the computation of percentage rent under the Lease (“Gross Sales”) during the portion of the period of time to which such percentage rent relates (the “Calculation Year”) and the denominator of which is the total Gross Sales for such Calculation Year. The balance shall be paid by BURLINGTON. Upon the determination that percentage rent is due for such lease year, BURLINGTON shall notify VCDS of the amount thereof and VCDS shall pay to BURLINGTON the amount thereof due from VCDS within thirty (30) days from the date of such notice. VCDS shall provide BURLINGTON with all gross sales information necessary, pursuant to the applicable Lease, to determine percentage rent for such lease year within thirty (30) days after the Closing Date.
               (c) Additional Rent Items. Upon reconciliation by Landlord of real estate taxes, insurance premiums or common area costs for the year in which the Closing Date occurs, a calculation shall be made by either VCDS or BURLINGTON as to the amounts that each such party should have paid toward such real estate taxes, insurance premiums or common area costs for that year. VCDS and BURLINGTON agree that VCDS shall be liable for a portion of the deficiency due for that year equal to a fraction, the numerator of which is the number of days in the reconciled year through the day before the applicable Possession Date and the denominator of which is the number of days in such reconciled year. The balance shall be paid by BURLINGTON. Upon the determination that a deficiency for any such item is due for such year, BURLINGTON shall notify VCDS of the amount thereof and VCDS shall pay to BURLINGTON such amount due from VCDS within twenty (20) days from the date of such notice. If, on the other hand, a reconciliation of any such item reveals VCDS’ payment to the applicable Landlord exceeded its share of such item, BURLINGTON shall remit to VCDS the amount of such excess payment made by VCDS. Such remission shall be made to VCDS within twenty (20) days after demand therefor from VCDS. Within five (5) Business Days after BURLINGTON’s receipt of any reconciliation from a Landlord, BURLINGTON shall send complete copies to VCDS of whatever was received by BURLINGTON.

               (d) If separately metered, final readings and final billings for utilities will be made if possible as of the day before the applicable Possession Date, in which event no proration shall be made with respect to utility bills. Otherwise, a proration shall be made based upon the parties’ reasonable good faith estimate within 30 days from the applicable Possession Closing Date or such later date as shall be necessary so that such readjustment may be based upon actual bills for such utilities. VCDS shall be entitled to receive a return of all deposits presently in effect with the utility providers, and BURLINGTON shall be obligated to make its own arrangements for deposits with the utility providers.
               (e) No proration will be made with respect to insurance premiums for insurance policies carried by VCDS with respect to its Lease, and such insurance policies will not be assigned to BURLINGTON.
               (f) The cash security deposits or last month’s rent paid by VCDS under its Lease shall be assigned by VCDS to BURLINGTON at Closing with an adjustment in the Closing Payment.
               (g) Adjustment to the Purchase Price shall be made to comport with the provisions of Section 13.7 dealing with damage from casualty or condemnation.
               (h) The Purchase Price shall be adjusted by the Break Up Fee as provided in Section 3(e).
               (i) On or before two (2) days prior to the Closing Date, VCDS shall prepare and deliver to BURLINGTON a detailed statement (“Settlement Statement”) setting forth the manner of computation of the aforesaid proration adjustments for review and approval of BURLINGTON.
               (j) In recognition of the fact that the Closing Date will occur prior to the applicable Rent Commencement Dates, prorations on the Settlement Statement shall be estimated for the purpose of the Closing, and then reconciled by the parties following the Closing Date within sixty (60) days after the last Rent Commencement Date and otherwise in accordance with the provisions of Section 13.11(a).
               (k) The provisions of this Section 13.11 shall survive the Closing with respect to each Lease for a period of six (6) months after a final accounting under the applicable Lease, for the year in which the Closing Date occurred, has been rendered.
          13.12 Amendment. No provision of this Agreement shall be deemed waived, amended, or modified by either party, unless it is in writing and signed by all of the parties to this Agreement.
          13.13 Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto (except any permitted successors or assigns).

          13.14 Expenses. Each party hereto shall pay its own expenses, including, without limitation, attorneys’ fees, in connection with the Agreement, the performance of its obligations hereunder, and the consummation of the transactions contemplated hereby.
          13.15 Default by BURLINGTON or Any BURLINGTON Entity. The parties hereto agree that if BURLINGTON or any BURLINGTON Entity fails to complete the Closing on the Closing Date or otherwise defaults hereunder, VCDS shall have the right without notice to draw upon the LOC for all damages it has suffered, including but not limited to the entire Purchase Price and to receive the deposit held by Escrow Agent.
          13.16 Business Days. A “Business Day” is a Monday through Friday that is not a legal holiday in either Ohio or New Jersey. If any date for performance under this Agreement falls on a Saturday, Sunday, legal holiday or any day on which banks are closed in either Ohio or New Jersey, then the required performance shall occur on the next succeeding Business Day.
          13.17 Knowledge. Wherever in this Agreement, reference is made to the knowledge of VCDS, such knowledge is limited to the personal knowledge of the individual signing this Agreement on behalf of VCDS and an examination of the leasing files maintained, in the ordinary course of business, by or on behalf of VCDS with respect to the specific Leased Premises and the individuals listed on Exhibit W hereof.
          13.18 Execution of This Agreement by SSC. SSC is executing this Agreement for the sole purpose of indicating its agreement with BURLINGTON and VCDS and the Applicable BURLINGTON Entities to enter into the SSC Lease Transactions and the SSC Subleases pursuant to Sections 1(b), 1(c), 3(c), 6.3, 6.4, 9.5, 10.3 and 11.1 hereof. SSC shall have no other obligations or liability hereunder, including, without limitation, liability for any representations or warranties made by VCDS or any other party hereunder.
          13.19 Execution of This Agreement by RVI. RVI is executing this Agreement for the sole purpose of indicating its agreement with Burlington and the Applicable BURLINGTON Entities pursuant to Sections 6.6 and 7C hereof. RVI shall have no other obligations or liability hereunder, including without limitation, liability for any representations or warranties made by VCDS or any other party hereunder.
          13.20 Hazardous Materials. VCDS shall indemnify and hold BURLINGTON and each Applicable BURLINGTON Entity harmless from and against any and all claims of any nature, costs (including, without limitation, reasonable attorney’s fees), and expenses relating to or arising out of any Hazardous Material at or about any of the Leased Premises where such Hazardous Material were present on the day that the Applicable VCDS Entity delivered possession of those Leased Premises to the Applicable BURLINGTON Entity in the condition required by this Agreement. Notwithstanding the foregoing, this agreement to indemnify and hold BURLINGTON or an Applicable BURLINGTON Entity harmless shall not pertain to any asbestos containing material at all or to any Hazardous Material not reported to VCDS by the second (2nd) anniversary of such delivery of possession. For purposes of this Agreement, “Hazardous Material” shall mean any substance, chemical, compound, product, solid, gas, liquid, waste, byproduct, pollutant, contaminant, or material which is hazardous or toxic, and includes, without limitation: (a) asbestos, polychlorinated biphenyls, and petroleum (including crude oil or any fraction thereof); and (b) any such material classified or regulated as “hazardous” or “toxic” pursuant to any federal, state or local law.
          13.21 Confidentiality. Except with the consent of each of RVI, VCDS and BURLINGTON, no party shall disclose the terms and provisions of this Agreement, except to the extent such disclosure: (a) is reasonably required to obtain the Landlord consents; (b) is required by law; (c) is of a matter which has become public through no fault of the party who thereafter discloses such matter; (d) is reasonably required for the consummation of the transactions contemplated by this Agreement; or (e) is to consultants, attorneys or financial sources who need to know such information in connection with their services to a party, provided that the party has informed any such person of the confidential nature of such information. RVI, VCDS and BURLINGTON shall cooperate and coordinate in good faith with respect to any public announcement with respect to the execution of this Agreement and the transactions contemplated hereby.
          IN WITNESS WHEREOF, VCDS and BURLINGTON have executed this Agreement as of the date first written above.

VALUE CITY DEPARTMENT STORES LLC
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Vice President

GB RETAILERS, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

SCHOTTENSTEIN STORES CORPORATION
By:	/s/ Benton E. Kraner
	Name:	Benton E. Kraner
Title:

RETAIL VENTURES, INC.
By:	/s/ James A. McGrady
	Name:	James A. McGrady
	Title:	Chief Financial Officer

TRUSS REALTY CO.
By:	/s/ Jay L. Schottenstein
	Name:	Jay L. Schottenstein
Title:

VALLEY FAIR CORPORATION
By:	/s/ Jay L. Schottenstein
	Name:	Jay L. Schottenstein
Title:

EAST MAIN CENTERS-I LLC
By:	/s/ Jay L. Schottenstein
	Name:	Jay L. Schottenstein
Title:

INDEPENDENCE LIMITED LIABILITY COMPANY
By:	/s/ Jay L. Schottenstein
	Name:	Jay L. Schottenstein
Title:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

BURLINGTON COAT FACTORY OF OHIO, LLC, an Ohio limited liability company
By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, its Sole Member

By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

BURLINGTON COAT FACTORY OF KENTUCKY, LLC, a Kentucky limited liability company
By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, its Sole Member

By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

BURLINGTON COAT FACTORY OF NEW JERSEY, LLC, a New Jersey limited liability company
By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, its Sole Member

By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

BURLINGTON COAT FACTORY OF PENNSYLVANIA, LLC, a Pennsylvania limited liability company
By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, its Sole Member

By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

BURLINGTON COAT FACTORY OF MARYLAND, LLC, a Maryland limited liability company
By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, its Sole Member

By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

BURLINGTON COAT FACTORY OF DELAWARE, LLC, a Delaware limited liability company
By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, its Sole Member

By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

BURLINGTON COAT FACTORY OF GEORGIA, LLC, a Georgia limited liability company
By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, its Sole Member

By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

BURLINGTON COAT FACTORY OF NORTH CAROLINA, LLC, A North Carolina limited liability company
By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, its Sole Member

By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

BURLINGTON COAT FACTORY OF MISSOURI, LLC, A Missouri limited liability company
By:	BURLINGTON COAT FACTORY WAREHOUSE CORPORATION, its Sole Member

By:	/s/ Mark A. Nesci
Mark A. Nesci, Chief Executive Officer

EXHIBIT A
BURLINGTON AFFILIATED ENTITIES

Applicable BURLINGTON Entity		Leases to be Acquired

1.	Burlington Coat Factory of Ohio, LLC	102, 107, 136, 144, 153, 181

2.	Burlington Coat Factory of Kentucky, LLC	110, 145

3.	Burlington Coat Factory of New Jersey, LLC	129, 189, 401, 402

4.	Burlington Coat Factory of Pennsylvania, LLC	152, 158, 177, 188

5.	Burlington Coat Factory of Maryland, LLC	162, 164, 167, 403

6.	Burlington Coat Factory of Delaware, LLC	185

7.	Burlington Coat Factory of Georgia, LLC	196

8.	Burlington Coat Factory of North Carolina, LLC	198

9.	Burlington Coat Factory of Missouri, LLC	425

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EXHIBIT L
FORM OF ESCROW AGREEMENT
           This ESCROW AGREEMENT, dated as of the            day of                     , 2007 (the “Escrow Agreement”), by and among Value City Department Stores LLC, an Ohio limited liability company having an address of 3241 Westerville Road, Columbus, Ohio 43224 (“VCDS”); Burlington Coat Factory Warehouse Corporation, a Delaware corporation having an address of 1830 Route 30, Burlington, New Jersey 08016 (“Burlington”); Schottenstein Stores Corporation, an Ohio corporation having an address of 1800 Moler Road, Columbus, Ohio (“SSC”); Retail Ventures, Inc. (“RVI”); and Clean Title Agency, Inc., dba Hummel Title Agency, an Ohio corporation having an address of 2715 East Main Street, Bexley, Ohio 43209 (“Escrow Agent”).
RECITALS
     A. On                     , 2007, VCDS and GB Retailers, Inc. (collectively, the “VCDS Tenants”), Burlington and certain affiliates of Burlington (collectively, the “Burlington Entities”), and SSC and certain entities related to SSC (the “SSC Landlords”) entered into an Agreement to Acquire Leases and Lease Properties pursuant to which (i) the Burlington Entities agreed to purchase from the VCDS Tenants and assume, and the VCDS Tenants agreed to sell and assign to the Burlington Entities, all of VCDS’ right, title and interest as tenant under certain Assignment Leases as described therein, and (ii) SSC agreed to acquire from the VCDS Tenants and assume, and the VCDS Tenants agreed to assign to SSC all of VCDS’ rights, title and interest as tenants under certain SSC Assigned Leases and to thereafter sublease a portion of the Leased Premises thereunder to the Applicable Burlington Entity which agreed to enter into such SSC Sublease, (iii) the Burlington Entities and the SSC Landlords agreed to enter into certain New SSC Leases as described therein, (iv) VCDS and Burlington agreed to enter into a Sublease for a portion of Store No. 102 (the “Lease Acquisition Agreement”), and RVI agreed to provide a certain indemnity and hold harmless agreement (“RVI Indemnity Agreement”).
     B. Section 2(a) of the Lease Acquisition Agreement provides for the payment of the Deposit to Escrow Agent to be held in escrow, and Section 2(c) of the Lease Acquisition Agreement provides for the payment of the balance of the Purchase Price to Escrow Agent at Closing to be disbursed by Escrow Agent.
     C. Sections 6.1, 6.2, 6.3, 6.4 and 6.5 of the Lease Acquisition Agreement provide for the delivery by VCDS, Burlington, SSC and Retail Ventures, Inc. to the Escrow Agent of various indemnification agreements, estoppel certificates, consents, assignment and assumption agreements, New SSC Leases, lease termination agreements, settlement statements and related documents in connection with the Closing (collectively, the “Closing Documents”).

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     D. Section 6.6 of the Lease Acquisition Agreement provides for Escrow Agent to deliver: (i) the Closing Payment to VCDS; and (ii) the Closing Documents to the parties entitled thereto.
     E. The parties wish to agree and to instruct Escrow Agent as to when and to whom: (i) the Deposit is to be disbursed, (ii) the Closing Payment is to be disbursed; and (iii) the Closing Documents are to be delivered.
     NOW, THEREFORE, in consideration of the promises and premises contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:
TERMS
     1. Recitals/Definitions. The Recitals are incorporated into and made part of this Escrow Agreement. All defined terms used in this Escrow Agreement which are not defined herein shall have the meaning ascribed to such terms in the Agreement to Acquire Leases.
     2. Appointment. Burlington, VCDS and SSC hereby appoint Escrow Agent on the terms and conditions set forth herein, and Escrow Agent accepts the appointment upon the terms and conditions set forth herein.
     3. Delivery to Escrow Agent. On or before the respective dates set forth in the Lease Acquisition Agreement (a) Burlington shall deliver the Deposit and the balance of the Purchase Price to Escrow Agent, (b) VCDS, SSC, RVI and Burlington shall deliver the Closing Documents to Escrow Agent.
     4. Duties of Escrow Agent. Escrow Agent shall hold the Deposit, the balance of the Purchase Price and the Closing Documents in escrow, and shall disburse such funds and deliver the Closing Documents only in accordance with the following provisions:
          (a) Escrow Agent shall hold the Deposit in an interest bearing account at a federally insured financial institution or as otherwise jointly directed by VCDS and Burlington. The interest so earned shall become part of the Deposit and shall be considered as income to the party receiving the Deposit, which party shall be responsible for the payment of any and all federal and state income taxes applicable to such interest.
          (b) In the event Burlington fails to timely deliver to VCDS the LOC as provided in Section 2(b) of the Lease Acquisition Agreement and VCDS elects to terminate the Lease Acquisition Agreement as a result thereof, VCDS shall deliver a termination notice to Burlington and Escrow Agent, and unless Escrow Agent receives written notice from Burlington that it has delivered the LOC to VCDS, together with a copy of such LOC, within five (5) calendar days thereafter, Escrow Agent shall deliver the entire Deposit to VCDS.

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          (c) Upon Closing, Escrow Agent shall deliver the Closing Payment to VCDS at Closing as reflected on the Settlement Statement and shall deliver the Closing Documents as instructed by Burlington, VCDS and SSC.
          (d) In the event Burlington defaults under the Lease Acquisition Agreement and as a result thereof VCDS exercises its right pursuant to Section 11.3(c) of the Lease Acquisition Agreement by sending a notice of such default to Burlington and Escrow Agent, and unless Escrow Agent receives a written objection from Burlington within five (5) calendar days of receipt of such notice, Escrow Agent shall deliver the entire Deposit to VCDS.
          (e) In the event Burlington elects to terminate the Lease Acquisition Agreement as a result of a default by VCDS or SSC thereunder as permitted in Section 11.3(d) thereof by sending a termination notice to VCDS, SSC and Escrow Agent, unless Escrow Agent receives a written objection from VCDS within five (5) calendar days of receipt of such notice, Escrow Agent shall deliver the entire Deposit to Burlington.
          (f) In the event either VCDS or Burlington timely objects to a disbursement of the Deposit pursuant to paragraph 5(b), (c) or (d) above, Escrow Agent shall hold the Deposit and may elect to either: (i) continue to hold the Deposit until Escrow Agent receives a written agreement between Burlington and VCDS directing the disbursement of the Deposit or until ordered by a court of competent jurisdiction, as the case may be, in which event Escrow Agent shall disburse the Deposit in accordance with such agreement or court order; or (ii) place the Deposit into any court of competent jurisdiction and bring an action of interpleader or any other proceeding.
          (g) In the event of any litigation between Burlington and VCDS, Escrow Agent may place the Deposit or any other sum with the clerk of the court in which such litigation is pending. Upon the making of such deposit, Escrow Agent shall be relieved of its duties hereunder and shall have no liability thereafter to any party whatsoever.
     5. Liability. Upon delivery of all amounts and all Closing Documents held by it in accordance with this Escrow Agreement, Escrow Agent shall be relieved of all liability hereunder.
     6. Uncertainty of Duties. In the event that Escrow Agent shall be uncertain as to its duties or rights hereunder or shall receive instructions which, in the exercise of its reasonable judgment, it believes to be in conflict either with other instructions received by it or with any provision of this Escrow Agreement, Escrow Agent shall have the absolute right to suspend all further performance under this Escrow Agreement (except for the safekeeping of the Deposit, the balance of the Purchase Price and Closing Documents it is holding hereunder) until the resolution of such uncertainty or conflicting instructions to the Escrow Agent’s sole satisfaction by final judgment of a court of competent jurisdiction, joint written instructions from Burlington and VCDS, or otherwise. In the event that any controversy arises between Burlington and VCDS with respect to this Escrow Agreement, Escrow Agent shall not be required to determine the proper resolution of such controversy and shall have the absolute right, in its sole discretion,

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to file a suit in interpleader and obtain an order from the court requiring Burlington and VCDS to litigate in such court their respective claims arising out of or in connection with this Escrow Agreement. In the event of any dispute whatsoever among Burlington and VCDS with respect to disposition of the Deposit or the Closing Payment, Burlington and VCDS shall pay the attorneys’ fees and disbursements incurred by Escrow Agent (which said parties shall share equally, but for which said parties shall be jointly and severally liable) for any litigation in which Escrow Agent is named as, or becomes, a party.
     7. Limitation of Duties of Escrow Agent. The duties of Escrow Agent shall be limited to and determined solely by the express provisions of this Escrow Agreement and no implied duties shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent is not bound by and is under no duty to inquire into the terms or validity of any other agreements or documents which may be related to or deposited with Escrow Agent in connection with this Agreement.
     8. Reliance. Escrow Agent may rely upon any written notice, instruction or request delivered to it hereunder and believed by it to be genuine and to have been signed or presented by the proper party or parties.
     9. Good Faith. Escrow Agent shall not be liable for any act which Escrow Agent may do or omit to do hereunder, or for any mistake of fact or law, or for any error of judgment, or for the conduct of any employee, agent or attorney appointed by it, while acting in good faith, unless caused by or arising from its or its employees, agents or attorneys’ gross negligence or willful misconduct.
     10. Indemnification. Burlington and VCDS, jointly and severally, agree to indemnify and hold Escrow Agent harmless from and against any and all liabilities, causes of action, claims, demands, judgments, damages, costs and expenses (including reasonable attorneys’ fees and expenses) that may arise out of or in connection with Escrow Agent’s good faith acceptance of or performance of its duties and obligations under this Escrow Agreement other than by reason of Escrow Agent’s gross negligence or willful misconduct. Escrow Agent shall be under no duty to institute any suit, or take any remedial procedures under this Escrow Agreement, or to enter any appearance or in any way defend any suit in which it be made a defendant hereunder until Escrow Agent has been indemnified as provided above.
     11. Notices. Any notice or other communication given by either party hereto to the other relating to this Agreement (“Notice[s]”) shall be: (a) personally delivered or transmitted by facsimile with a hard copy to follow by first class mail; (b) sent by first class, certified mail, return receipt requested; or (c) delivered by a recognized overnight courier service that provides a delivery receipt, addressed to such other party at the respective addresses set forth below:
          If to Burlington:
Burlington Coat Factory Warehouse Corporation
1830 Route 30

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Burlington, New Jersey 08016
Attn: Paul Tang, Esq.
Phone No. (609) 387-7800
Fax No. (609) 239-1421
          If to VCDS:
Value City Department Stores, LLC
3241 Westerville Road
Columbus, Ohio 43224
Attn: General Counsel
Phone No. (614) 478-3424
Fax No. (614) 337-4682
          with a copy to:
Retail Ventures
3241 Westerville Road
Columbus, Ohio 43224
Attn: Chief Financial Officer
Phone No. (614) 478-2300
Fax No. (614) 473-2721
and to:
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008
Columbus, Ohio 42316-1008
Attn: Stephen R. Buchenroth
Phone No. (614) 464-6366
Fax No. (614) 719-4648
          If to SSC:
Schottenstein Stores Corporation
1800 Moler Road
Columbus, Ohio 43207
Attn: Tod H. Friedman
Phone No. (614) 449-4329
Fax No. (614) 443-0972
with a copy to:

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Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008
Columbus, Ohio 42316-1008
Attn: Stephen R. Buchenroth
Phone No. (614) 464-6366
Fax No. (614) 719-4648
          If to RVI:
Retail Ventures, Inc.
3241 Westerville Road
Columbus, Ohio 43224
Attn: Chief Executive Officer
Phone No. (614) 478-2300
Fax No. (614) 473-2721
with a copy to:
Vorys, Sater, Seymour and Pease LLP
52 East Gay Street
P.O. Box 1008
Columbus, Ohio 42316-1008
Attn: Stephen R. Buchenroth
Phone No. (614) 464-6366
Fax No. (614) 719-4648
          If to Escrow Agent:
Hummel Title Agency
2715 East Main Street
Bexley, Ohio 43209
Attn: Murray Davis
Phone No. (614) 237-3525
Fax No. (614) 237-3389
     Any such notice or other communication shall be deemed to have been sufficiently given for all purposes hereof the next Business Day after delivery to a recognized overnight carrier who provides a delivery receipt. Notice by fax will be deemed received on the date of transmission, provided it was sent before 4:30 p.m. on a Business Day, otherwise it will be deemed received on the next Business Day. Any Notice sent by fax must be confirmed by the sending of a copy of that Notice no later than the next Business Day by a recognized overnight carrier who provides a delivery receipt.
     12. Entire Agreement. The terms and provisions of this Escrow Agreement constitute the entire agreement between the parties hereto. This Escrow Agreement or any provision hereof

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may be amended, modified or waived only by a written instrument duly signed by the parties hereto or their successors and assigns.
     13. Governing Law. The terms and provisions of this Agreement shall be construed or enforced in accordance with the laws of the State of Ohio without reference to its conflict of laws provisions.
     14. Counterparts. This Escrow Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.
[SIGNATURES ON FOLLOWING PAGE]

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     IN WITNESS WHEREOF, the parties hereto have executed this Escrow Agreement on the day and year first above written.

VALUE CITY DEPARTMENT STORES LLC
By:
Name:
Title:

BURLINGTON COAT FACTORY WAREHOUSE CORPORATION
By:
Name:
Title:

CLEAR TITLE AGENCY, INC., dba Hummel Title Agency
By:
Name:
Title:

SCHOTTENSTEIN STORES CORPORATION
By:
Name:
Title:

RETAIL VENTURES, INC.
By:
Name:
Title:

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EXHIBIT R
FORM OF INDEMNIFICATION AGREEMENT
          THIS INDEMNIFICATION AGREEMENT is executed effective                     , 2008 by VALUE CITY DEPARTMENT STORES LLC, an Ohio limited liability company (“VCDS”) and RETAIL VENTURES, INC., an Ohio corporation (“RVI”) for the benefit of Burlington Coat Factory of                     , LLC, a(n)                      limited liability company (“Burlington”).
RECITALS
           On September ___, 2007, VCDS, GB Retailers, Inc., Schottenstein Stores Corporation, Valley Fair Corporation, Independence Limited Liability Company, RVI, Burlington Coat Factory Warehouse Corporation, (“BCFC”), Burlington, and other affiliates of Burlington (together with BCFC and Burlington, the “Burlington Entities”) entered into an Agreement to Acquire Leases and Lease Properties with respect to various leases with respect to which VCDS or GB were the tenants (the “Agreement”).
           Pursuant to the Agreement, the Lease for Value City Department Stores No. ___ in                      (the “Lease”) is to be assigned by VCDS to Burlington and assumed by Burlington.
          The Lease contains in Section 44 thereof a certain provision pursuant to which under certain circumstances the landlord can require the tenant to repurchase the leased premises pursuant to the terms of that section (the “Put Provision”).
          The Agreement provides in Section 6.6 thereof that (i) RVI shall indemnify Burlington from any loss or damage that Burlington may suffer or incur as a result of the exercise by the landlord of its rights under Section 44 of the Lease, including but not limited to reasonable attorneys’ fees and legal costs (the “Put Exercise Damages”), and that (ii) in the event the landlord under the Lease exercises its rights under Section 44 of the Lease to cause Burlington, as the tenant under the Lease, or VCDS, as the Original Tenant under the Lease, to repurchase the leased premises and it is finally determined by a court of competent jurisdiction, after all applicable appeal periods have expired, that the landlord has such right and the right has been properly exercised, RVI shall repurchase or cause an affiliated entity to purchase the leased premises, subject to the Lease, in accordance with the Put Provision (the “Put Repurchase Obligation”).
          The Agreement also provides in Section 6.7A(c)(xi) that to the extent the copy of the Lease, any amendments, modifications and related documents furnished by VCDS to Burlington with respect to the Lease (the “Lease Package”) is not a true and complete copy of the Lease and all amendments thereto, and as a result of the failure of the Lease Package to include any material document relating to the Lease, Burlington incurs out-of-pocket expenses,

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including reasonable attorneys’ fees, or suffers any other loss or damage, including any payment to a landlord reasonably necessary to correct such deficiency (such expenses, losses or damages being referred to as “Lease Package Damages”) and if the Lease Package Damages with respect to the Lease, together with Lease Package Damages suffered by all other Burlington Entities with respect to the Assignment Leases they have assumed, exceed Twenty-Five Thousand Dollars ($25,000) (the “Combined Threshold Damage Amount”), VCDS and RVI will jointly and severally indemnify and hold harmless Burlington from all Lease Package Damages it suffers in excess of the Combined Threshold Damage Amount.
          RVI and VCDS are executing this Indemnification Agreement pursuant to the terms of Section 6.6 and 6.7A(c)(xi) of the Agreement.
Agreement
          NOW, THEREFORE, in consideration of the foregoing and in accordance with the terms of the Agreement, and in consideration of Burlington assuming the Lease pursuant to the Agreement, VCDS and RVI agree as follows:
          1. Capitalized terms used herein which are not specifically defined herein shall have the meaning ascribed to such terms in the Agreement.
          2. Subject to Section 3 hereof, RVI and VCDS hereby jointly and severally agree to indemnify and hold harmless Burlington from all Lease Package Damages suffered by Burlington in excess of the Combined Threshold Damage Amount.
          3. In connection with indemnification set forth in Section 2 hereof and as a condition thereof, within ten (10) days of notification by the landlord of the existence of an obligation under the Lease or another document not contained in the Lease Package, Burlington shall submit to RVI and VCDS at the address set forth in the Agreement or such other address as RVI or VCDS may supply from time to time (the “Notice Address”) a demand for indemnification accompanied by (i) a copy of the notification from the landlord, (ii) a copy of the document or documents provided by the landlord which were not included in the Lease Package (the “Missing Documents”), (iii) the amount of Lease Package Damages claimed by Burlington in excess of the Combined Threshold Damage Amount (the “Claim Amount”) accompanied by such document supporting the Claim Amount as RVI and VCDS may reasonably request, and (iv) evidence reasonably acceptable to RVI and VCDS that the Combined Threshold Damage Amount has been reached (collectively, the “Indemnification Demand”). Within thirty (30) days of receipt of the Indemnification Demand, RVI and/or VCDS shall (i) if they in good faith dispute the validity of the Missing Documents, notify Burlington of such dispute and immediately undertake on behalf of Burlington the defense of the claim by landlord at its sole expense (the “Defenses of Claim”), or (ii) if they acknowledges the validity of the Missing Documents, pay the Claim Amount to Burlington. If in connection with the Defenses of Claim it is determined by RVI and VCDS or by a court of competent jurisdiction that the Missing Documents are valid documents applicable to the Lease, RVI and VCDS shall pay the Claim Amount or such lesser amount as agreed to by the landlord or determined by the

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court under clause (ii) above of this Section 3.
          4. RVI hereby agrees to indemnify and hold harmless Burlington from all Put Exercise Damages and agrees to pay the same within thirty (30) days of receipt of a demand for payment thereof from Burlington accompanied by such supporting documentation thereof as RVI may reasonably request.
          5. RVI further agrees to promptly perform the Put Repurchase Obligation and purchase or cause an affiliate to purchase the leased premises subject to the Lease upon the terms contained in Section 44 of the Lease and Section 6.6 of the Agreement conditioned upon Burlington notifying RVI at the Notice Address (the “Put Demand Notice”) within ten (10) days of receipt of notice by Burlington from the landlord that the landlord has elected to exercise under the Put Provision and demanded that Burlington repurchase the leased premises. Upon receipt of such Put Demand Notice from Burlington, RVI shall have the exclusive right at its sole expense to negotiate, litigate, and enter into any settlement with the landlord with respect to whether the landlord is entitled to exercise the Put Right. Burlington agrees to reasonably cooperate with RVI in connection therewith provided RVI shall reimburse Burlington for all reasonable out-of-pocket expenses incurred by Burlington in connection with such cooperation.
          6. This Indemnification Agreement shall be construed in accordance with the laws of the State of Ohio.
          7. This Indemnification Agreement shall be binding upon RVI and VCDS and shall inure to the benefit of Burlington and its successors and assigns.
          8. Any notices or demands required or permitted to be given by Burlington under this Indemnification Agreement shall be given in writing by personal delivery, overnight express service, or United States mail addressed to the respective party at the Notice Address. Such notice or demand, if by telecopy or personal delivery, shall be deemed to have been given on the date telecopied or delivered, if by overnight express service on the next business day following delivery to such service, and if by mail on the third day following the date deposited in the United States mail.
          9. This Indemnification Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. It may not be modified or amended except in a written agreement signed by all parties hereto.

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     IN WITNESS WHEREOF, the parties hereto have executed this Indemnification Agreement as of the date first set forth above.

RETAIL VENTURES, INC.
By:

VALUE CITY DEPARTMENT STORES LLC
By:

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